AGREEMENT AND PLAN OF REORGANIZATION



                                  by and among

                       PARADIGM MEDICAL INDUSTRIES, INC.,
                            PARADIGM SUBSIDIARY, INC.
                                       and
                            VISMED, INC., d/b/a DICON








                                  May 16, 2000

                        TABLE OF CONTENTS

ARTICLE   1    DEFINITIONS.....................................................1
     1.1  Certain Terms Defined................................................1

ARTICLE   2    AGREEMENT TO MERGE, ETC.........................................5
     2.1  Agreement to Merge...................................................5
     2.2  Conversion of Dicon Common into Paradigm Common......................5
     2.3  Delivery of Certificates for Paradigm Common and Surrender
          of Certificates for Dicon Common.....................................7

     2.4 The Closing...........................................................7
     2.5 Dissenting Shareholders...............................................8
     2.7 Covenants, Agreements, Etc. as Conditions.............................9
     2.8 Effectiveness of Merger...............................................9

ARTICLE   3    REPRESENTATIONS AND WARRANTIES OF DICON.........................9
     3.1  Subsidiaries, Joint Ventures, Etc....................................9
     3.2  Organization and Qualification, Etc..................................9
     3.3  Articles of Incorporation and Bylaws................................10
     3.4  Capital Stock.......................................................10
     3.5  Officers and Directors; Financial Institution Accounts, Etc.........10
     3.6  Litigation..........................................................11
     3.7  Minute Books, Etc...................................................11
     3.8  Authorization of Agreement..........................................11
     3.9  No Conflict with Other Interests....................................12
     3.10 Tax Returns.........................................................12
     3.11 Software Programs, Patents, Trademarks, Service marks, and
          Copyrights..........................................................13
     3.12 Compliance with Law.................................................13
     3.13 Employee Benefit Plans..............................................14
     3.14 Labor...............................................................14
     3.15  State Admissions...................................................15
     3.16 Financial Statements................................................15
     3.17 Absence of Contracts, Agreements, and Plans.........................15
     3.18  No Adverse Change..................................................15
     3.19 Casualties..........................................................16
     3.20 Limitations on Dicon................................................16
     3.21 Accounts, Notes, and Advances Receivable............................18
     3.22 No Undisclosed Liabilities or Agreements............................18
     3.23 Disclosure..........................................................19
     3.24 Title to Properties; Liens; Conditions of Properties................19
     3.25 No Liability for Finders' or Financial Advisory Fees................20
     3.26 Environmental Matters...............................................20
     3.27 Information Set Forth in Any Schedule...............................21

ARTICLE   4    REPRESENTATIONS AND WARRANTIES OF PARADIGM.....................21
     4.1  Organization and Qualification, Etc.................................21
     4.2  Authority...........................................................21
     4.3  Valid and Binding Obligations.......................................21
     4.4  No Violation of Charter, Etc........................................22
     4.5  Litigation..........................................................22
     4.6  Authorization of Agreement..........................................22
     4.7  No Conflict with Other Interests....................................22
     4.8  Software Programs, Patents, Trademarks, Servicemarks and Copyrights.23
     4.9  Financial Statements................................................23
     4.10 Title to Properties; Liens; Conditions of Properties................24
     4.11 Licenses and Permits................................................25
     4.12 Capital Stock.......................................................25
     4.13 Compliance with Law.................................................25
     4.14 No Adverse Change...................................................25
     4.15 No Undisclosed Liabilities or Agreements............................26
     4.16 Disclosure..........................................................26
     4.17 SEC Documents.......................................................26
     4.18 Subsidiary..........................................................26

ARTICLE 5 CONDUCT OF THE BUSINESS OF DICON PENDING THE MERGER.................27
     5.1  Conduct Business in Ordinary Course.................................27
     5.2  No Change in Articles or Bylaws.....................................27
     5.3  No Change in Capitalization.........................................27
     5.4  No Dividends........................................................27
     5.5  No Change in Compensation...........................................27
     5.6  No Contract Not in Ordinary Course..................................27
     5.7  No Changes in Personnel or Financial Institutions...................28
     5.8  Maintenance of Property.............................................28
     5.9  Insurance...........................................................28
     5.10 Business Intact.....................................................28
     5.11 No Capital Contributions............................................28
     5.12 Representations and Warranties......................................28
     5.13 Necessary Action....................................................28
     5.14 Best Efforts to Satisfy Conditions..................................29
     5.15 Inconsistent Activities.............................................29
     5.16 Approval by Dicon...................................................29
     5.17 Access to Properties, Files, Etc....................................29
     5.18 Correspondence with Regulators......................................30
     5.19 Hart-Scott-Rodino Filing............................................30

ARTICLE 6 CONDUCT OF THE BUSINESS OF PARADIGM PENDING THE MERGER..............30
     6.1   Conduct Business in Ordinary Course................................30
     6.2   No Change in Charter or Bylaws.....................................30
     6.3   Maintenance of Property............................................31

     6.4   Insurance..........................................................31
     6.5   Business Intact....................................................31
     6.6   Necessary Action...................................................31
     6.7   Best Efforts to Satisfy Conditions.................................31
     6.8   Access to Properties, Files, Etc...................................31
     6.9   Correspondence with Regulators.....................................32
     6.10  Hart-Scott-Rodino Filing...........................................32
     6.11  Director and Officer Liability.....................................32

ARTICLE 7     APPROVALS NEEDED FOR MERGER.....................................33
     7.1   Hart-Scott-Rodino Antitrust Improvements Act of 1976...............33

ARTICLE 8     CONDITIONS......................................................33
     8.1   Conditions Precedent to Obligations of Paradigm....................33
     8.2   Conditions Precedent to Obligations of Dicon.......................37

ARTICLE 9     ACCESS TO INFORMATION...........................................40
     9.1   Pre-Closing Access by Dicon........................................40
     9.2   Access to Accountant's Records by Dicon............................40
     9.3   Post-Merger Access by Dicon........................................40
     9.4   Pre-Closing Access by Paradigm.....................................41
     9.5   Access to Accountant's Records by Paradigm.........................41

ARTICLE 10    INDEMNIFICATION.................................................41
    10.1  Indemnification by Dicon............................................41
    10.2  Indemnification by Paradigm.........................................41
    10.3  Survival of Obligation to Indemnify.................................42
    10.4  Notice and Procedure................................................42
    10.5  Third Party Claims..................................................43
    10.6  Limitation on Indemnification Obligations...........................43
    10.7  Indemnification as Exclusive Remedy.................................44
    10.8  No Consequential Damages............................................44

ARTICLE 11    MISCELLANEOUS...................................................44
    11.1  Termination; Expenses...............................................44
    11.2  Rights of Third Parties.............................................45
    11.3  Survival of Representations and Warranties; Indemnities.............45
    11.4  Prior Agreements; Modifications.....................................45
    11.5  Captions and Table of Contents......................................45
    11.6  Governing Law.......................................................45
    11.7  Counterparts........................................................46
    11.8  Severability........................................................46
    11.9  Notices.............................................................46
    11.10 Waiver..............................................................47
    11.11 Definition of Dicon's Knowledge.....................................47

    11.12 Definition of Paradigm's Knowledge..................................47
    11.13 Attorney's Fees.....................................................47
    11.14 Consent to Jurisdiction.............................................47
    11.15 Cross References....................................................48

                                    SCHEDULES
                                    ---------
                (with page number where first mentioned in text)

Schedule 3.5     Dicon Officers, Directors, Employees, Financial
                 Institution Accounts, Safety Deposit Boxes,
                 Powers of Attorney, and Shareholders.........................10

Schedule 3.6       Dicon Litigation...........................................11

Schedule 3.10A     Dicon Tax Returns..........................................12

Schedule 3.10B     Taxes Not Reflected on Dicon's Balance Sheet...............13

Schedule 3.11      Dicon Patents, Trademarks, Servicemarks, and Copyright.....13

Schedule 3.13      Dicon Employee Benefit Plans; Employment Contracts.........14

Schedule 3.15      States Where Dicon Admitted or Qualified...................15

Schedule 3.16      Dicon Financial Statements.................................15

Schedule 3.17      Dicon Contracts, Agreements, and Plans.....................15

Schedule 3.20      Certain Occurrences Since December 31, 1996................16

Schedule 3.24A     Dicon Real Estate Owned and Leased.........................19

Schedule 3.24B     Dicon Fixed Assets.........................................19

Schedule 4.5       Paradigm Litigation........................................22

Schedule 4.8       Paradigm Patents, Trademarks, Servicemarks, and Copyrights.23

Schedule 4.9       Paradigm Financial Statements..............................23

Schedule 4.10A     Paradigm Real Estate Owned and Leased......................24

Schedule 4. 10B    Paradigm Fixed Assets......................................24

Schedule 11.11     List of Dicon Individuals for "Knowledge" Purposes.........47

Schedule 11.12     List of Paradigm Individuals for "Knowledge" Purposes......47

                                     ANNEXES
                                     -------

Annex I         Agreement of Merger

Annex 11        Escrow Agreement

Annex III       Indemnification Agreement

Annex IV        Registration Rights Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION


     This Agreement and Plan of Reorganization ("Agreement") dated as of May 16, 2000, is entered into by and among Paradigm Medical Industries, Inc., a Delaware corporation ("Paradigm" or the "Buyer"), Paradigm Subsidiary, Inc., a Utah corporation and wholly owned subsidiary of Paradigm ("Subsidiary") and Vismed, Inc., d/b/a Dicon, a California corporation ("Dicon") (Paradigm, Subsidiary, and Dicon collectively, the "Parties").

                                   WITNESSETH:

     WHEREAS, the Parties desire upon the terms and subject to the conditions herein set forth to enter into an agreement and plan of merger providing for the merger of Subsidiary with and into Dicon which merger, if consummated, would result in (i) Dicon becoming a wholly-owned subsidiary of Paradigm and (ii) the shareholders of Dicon becoming entitled to receive shares of common stock of Paradigm; and

     WHEREAS, the Parties desire to enter into such an agreement and plan of merger, and each of the Parties is prepared to make the representations, warranties, and agreements set forth below.

     NOW, THEREFORE, in order to consummate the transactions set forth above and in consideration of the mutual covenants, agreements, representations, and warranties herein contained, the Parties, intending to be legally bound, agree as follows:


                                     ARTICLE
                                        1
                                   DEFINITIONS

1.1 Certain Terms Defined. The terms defined in this Section 1. 1 shall for all purposes of this Agreement have the meanings herein specified, unless the context expressly or by necessary implication otherwise requires:

          (a) "Agreement" shall mean this Agreement by and among Paradigm, Dicon and Subsidiary as originally executed and delivered or, if amended or supplemented, as so amended or supplemented;

          (b) "Buyer" shall mean Paradigm.

          (c) "Closing" shall have the meaning specified in Section 2.4;

          (d) "Closing Date" shall have the meaning specified in Section 2.4;

          (e) "Deposit Amount" shall mean the amount specified in Section2.2(b);

          (f) "Dicon" shall have the meaning specified in the first paragraph of this Agreement;

          (g) "Dicon Balance Sheet" shall have the meaning specified in Section 3.16;

          (h) "Dicon Capital Stock" shall mean all of the outstanding shares of the Dicon Common and all of the outstanding Options;

          (i) "Dicon Common" shall mean the shares of Common Stock, par value $.001 per share, of Dicon, and any reference to a share thereof shall include a fractional share thereof on a proportionate basis;

          (j) "Dicon December 31, 1999, Financial Statements" shall have the meaning specified in Section 3.16;

          (k) "Dicon Financial  Statements"  shall have the meaning specified in
     Section 3.16;

          (l) "Dicon Fixed  Assets"  shall have the meaning  specified in clause
     (a) of Section 3.24;

          (m) "Disbursing Agent" shall mean the law firm of Mackey Price & Williams;

          (n) "Effective Time of the Merger" shall mean the date for the effectiveness of the Merger as specified in the Articles of Merger filed with the Secretary of State of the State of California and the Articles of Merger filed with the Division of Corporations and Commercial Code of the State of Utah or if no date is specified therein, the later of the time (i) at which Articles of Merger are filed with the Office of the Division of Corporations and Commercial Code of the State of Utah and (ii) at which Articles of Merger are filed with the Secretary of State of the State of California;

          (o)  "Employee  Benefit  Plans"  shall have the meaning  specified  in
     Section 3.13;

          (p) "Escrow Account" shall mean the account maintained at the Disbursing Agent pursuant to the Escrow, Agreement into which Paradigm shall deposit the Deposit Amount upon the execution and delivery of this Agreement and the Merger Consideration as provided in Section 2.2(b);

          (q) "Escrow Agreement" shall mean the Agreement referenced in Section 2.2(b);

          (r) "GAAP" shall mean generally accepted accounting principles;

          (s) "IRC" means the Internal Revenue Code of 1986, as amended (including any subsequent statute);

          (t) " Material " when used in " materially adverse " or " material adverse change", shall be deemed to mean an effect or variance with respect to Dicon, or Paradigm, as appropriate, the magnitude of which would result in an after tax net effect or variance of Twenty-Five Thousand Dollars ($25,000) or more, whether individually or in the aggregate;

          (u)  "Merger"   shall  mean  the  merger  of  Subsidiary   into  Dicon
     contemplated by this Agreement and the Plan of Merger;

          (v) "Merger Consideration" shall have the meaning specified in Section 2.2(a)(1);

          (w) "Optionholder" shall mean a holder of Options;

          (x) "Options" shall mean the Options granted under the 1994 Stock Option Plan of Dicon, as described in Section 3.4;

          (y) "Paradigm" shall have the meaning specified in the first paragraph of this Agreement;

          (z)  "Paradigm  Balance  Sheet"  shall have the meaning  specified  in
     Section 4.9;

          (aa) "Paradigm Common" shall mean the shares of Common Stock, par value $.O01 per share, of Paradigm, and any reference to a share thereof shall include a fractional share thereof on a proportionate basis;

          (bb) "Paradigm December 31, 1999, Financial Statements" shall have the meaning specified in Section 4.9;

          (cc) "Paradigm Financial Statements" shall have the meaning specified in Section 4.9;

          (dd) "Paradigm Fixed Assets" shall have the meaning specified in clause (a) of Section 4. 1 0;

          (ee) "Parties" shall have the meaning specified in the first paragraph of this Agreement;

          (ff) "Per Share Amount" shall have the meaning specified in Section 2.2(a)(1);

          (gg) "Permitted Liens" shall mean as of any given time:

          (i) liens and charges for then current state, county, city, school, water, public utility, district, or other municipal taxes, levies, or assessments not then due and payable or which remain payable without loss of discount, interest, or penalty or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been set aside on the books of Dicon; and

          (ii) easements, rights of way, rights of lessees under leases, installations of public utilities, title exceptions and reservations, reservations in land patents, access and other restrictions, zoning ordinances, and other encumbrances, none of which individually or in the aggregate materially interferes with Dicon's use of the properties subject thereto in the ordinary course of its businesses;

          (hh) "Plan of Merger" shall mean the Agreement of Merger between Paradigm and Dicon pursuant to which Subsidiary will be merged into Dicon, which Agreement of Merger shall be substantially in the form attached hereto as Annex 1;

          (ii) "Schedule" shall mean any one of the schedules delivered by the Parties pursuant to this Agreement Articles 2, 3, 4, 5 or I I and identified and initialed as such by an officer of the Party delivering such Schedule;

          (jj) "Subsidiary" shall have the meaning specified in the first paragraph of this Agreement; and

          (kk) "Surviving Corporation" shall mean Dicon, with and into which Subsidiary shall have been merged in accordance with the Plan of Merger and applicable law.

ARTICLE 2

AGREEMENT TO MERGE, ETC.

     2.1 Agreement to Merge. In accordance with the provisions of Section 16-1Oa-1101 et seq. of the Utah Revised Business Corporation Act and
     Section 1100 et seq. of the California Corporations Code, at the Effective Time of the Merger Subsidiary shall be merged with and into Dicon upon the terms set forth in the Plan of Merger. Pursuant to such Merger:

          (a) The separate existence of Subsidiary shall cease in accordance with the provisions of Section 16-10a-1106 of the Utah Revised Business Corporation Act and Section I I 00 et seq. of the California Corporations Code.

          (b) Dicon will be the Surviving Corporation in the Merger and will continue to be governed by the laws of the State of California, and the separate corporate existence of Dicon and all of its rights, privileges, immunities and franchises, public or private, and all of its duties and liabilities as a corporation organized under the laws of the State of California, will continue unaffected by the Merger.

          (c) The shares of Dicon Common owned by Dicon's shareholders immediately prior to the Effective Time of the Merger shall be converted into Paradigm Common in accordance with the terms and provisions of the Plan of Merger and Section 2.2(a)(1) hereof.

          (d) The Dicon Options owned by Optionholder immediately prior to the Effective Time of the Merger shall be converted into Paradigm Options in accordance with the terms and provisions of the Plan of Merger and Section 2.2(a)(2) hereof.

          (e) The shares of Subsidiary Common owned by Paradigm immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of Paradigm, automatically be converted into Dicon Common so that, following such conversion, Dicon shall be a wholly owned subsidiary of Paradigm.

     2.2 Conversion of Dicon Common into Paradigm Common.

          (a)(1) The total amount of Paradigm Common to be delivered by Paradigm to the holders of Dicon Common, pro rata to their respective share ownership shall be 921,500 shares, subject to adjustment as described below (such amount as adjusted, the "Merger

     Consideration"). The Merger Consideration shall be provided by Paradigm through Subsidiary and by virtue of Subsidiary's merger with and into Dicon. Each share of Dicon Common issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be canceled and converted into the right to receive an amount per share equal to the Merger Consideration divided by the total number of shares of Dicon Common issued and outstanding at the Effective Time of the Merger, rounded to the nearest whole share (such amount, the "Per Share Amount"). Each holder of a share or shares of Dicon Common immediately prior to the Effective Time of the Merger shall by virtue of the Merger and without any action on the part of such holder cease being a shareholder of Dicon and automatically be converted into a shareholder of Paradigm in an amount equal to the number of shares of Dicon Common held of record by such holder at such time multiplied by the Per Share Amount. Rights of dissenting shareholders are described in Section 2.5.

          (a)(2) Each Dicon Option outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the Optionholder, automatically be converted into the option to purchase Paradigm Common (a "Paradigm Option"). The terms and provisions of the Paradigm Option shall be the same as the terms and provisions of the Dicon Option except that:

          (i) the number of shares of Paradigm Common which may be purchased pursuant to each Paradigm Option shall be determined by multiplying the number of shares of Dicon Common covered by the applicable Dicon Option by the Per Share Amount, and

          (ii) the purchase price for each share of Paradigm Common covered by each Paradigm Option shall be determined by dividing the purchase price for each share of Dicon Common covered by the applicable Dicon Option by the Per Share Amount.

          (b) Upon the execution and delivery of this Agreement, (i) Paradigm, Subsidiary, Dicon, and the Disbursing Agent shall execute and deliver the Escrow Agreement in the form attached hereto as Annex II and (ii) Paradigm shall pay $ 1 00, 000 (the "Deposit Amount") to the Disbursing Agent, to be held as part of the Escrow Account. The Deposit Amount shall be paid to Dicon as liquidated damages representing reasonable costs and expenses incurred by Dicon if (i) Paradigm takes action to terminate this Agreement pursuant to Section 11.1 (a) hereof, or (ii) Dicon takes action to terminate this Agreement pursuant to Section 11.1(b)or(e)hereof. Dicon and Paradigm agree that such sum is a fair and appropriate determination of the costs and expenses which Dicon will incur if Paradigm takes action to terminate this agreement pursuant to Section 11.1 (a) hereof, or (ii) Dicon takes action to terminate this Agreement pursuant to Section 11.1 (e) hereof

          (c) The Merger Consideration shall be delivered to the Disbursing Agent as follows:

          (i) No later than 10:00 a.m. (Mountain Standard Time) on the Closing Date, Paradigm and Subsidiary shall deliver the Merger Consideration to the Disbursing Agent.

          (ii) Promptly after the Effective Time of the Merger, and in accordance with Section 2.3 hereof, the Disbursing Agent shall deliver to the holders of Dicon Common at the Effective Time of the Merger, the Merger Consideration in the proportion set forth in Section 2.2(a)(1) hereof.

     2.3 Delivery of Certificates for Paradigm Common and Surrender of Certificates for Dicon Common. All deliveries of Merger Consideration to be made to the shareholders of Dicon Common shall be made by delivery of a certificate of Paradigm Common by the Disbursing Agent to and in the name of each holder of Dicon Common or its designated agent or transferee. After the Effective Time of the Merger, there shall be no further registry of transfers in respect of Dicon Common. Promptly after the Effective Time of the Merger, Paradigm will cause the Disbursing Agent to send a notice and a transmittal form to each holder of record of Dicon Common immediately prior to the Effective Time of the Merger advising such holders of the terms of the Merger Consideration to be effected in connection with the Merger, the procedure for surrendering certificates for Dicon Common to the Disbursing Agent, and the procedure for delivery to such shareholder of the amount of Paradigm Common to which such holder is entitled pursuant to the terms hereof and the Plan of Merger. If any such Paradigm Common is to be delivered to a name other than that in which the stock certificate is registered, the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person requesting such Paradigm Common shall pay to the Disbursing Agent any transfer or other fees required by reason of the delivery to any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Disbursing Agent that such fee has been paid or is not applicable.

     2.4 The Closing. The execution and delivery by Paradigm and Dicon of the various instruments and documents which this Agreement contemplates, all of which shall take place prior to the Effective Time of the Merger, shall constitute the "Closing". The Closing shall take place, at the offices of Paradigm, 2355 South 1070 West, Salt Lake City, Utah 84119, or at such other place as Paradigm Subsidiary and Dicon shall otherwise agree in writing, at 10:00 a.m., (Mountain Standard Time), on a day (the "Closing Date") within five business days after the last to occur of either (i) approval of the Merger by the Dicon shareholders or (ii) the receipt of the last of the regulatory approvals referred to in Article 7, provided that all other conditions to closing have been met or waived. If Dicon, Subsidiary and Paradigm cannot agree on the Closing Date, it shall take place on the fifth

AGR-516M.PMI 7
     such business day. In the event that any condition precedent to a party's obligation to close hereunder and under the Plan of Merger is not satisfied or fulfilled at or as of the Closing, and the party with the right to do so has not waived compliance therewith, the Closing shall be postponed until such later time as such condition precedent shall have been satisfied or such waiver shall have been given, or the parties shall otherwise mutually agree, but in no event shall the Closing be postponed to a date later than May 31, 2000.

     As promptly as possible following the Closing, a fully-executed and verified Articles of Merger meeting the requirements of Section 16-1Oa-1105 of the Utah Revised Business Corporation Act and a fully-executed and verified Certificate of Merger meeting the requirements of Section 1103 of the California Corporations Code shall be delivered for filing to the Office of the Division of Corporations and Commercial Code of the State of Utah and the Secretary of State of the State of California, respectively.

     2.5 Dissenting Shareholders. The duties and rights of a dissenting shareholder of Dicon Common, as well as the duties and rights of the Surviving Corporation shall be as provided in the Utah Revised Business Corporation Act and the California Corporations Code. If any such shareholder shall not perfect his rights as a dissenting shareholder under
     Section 1300 et seq. of the California Corporations Code, or such shareholder shall thereafter withdraw such election or otherwise become bound by the provisions of this Agreement and the Plan of Merger pursuant to the California Corporations Code, the amount of Paradigm Common delivered to the Disbursing Agent with respect to such shareholder shall be delivered by the Disbursing Agent to such shareholder in exchange for the certificates representing such shareholder's shares of Dicon Common. If any such shareholder thereafter receives payment for such shareholder's shares as provided in the California Corporation Code the Disbursing Agent shall return to the Surviving Corporation those shares of Paradigm Common which the Disbursing Agent had been holding as due to such shareholder pursuant to the Plan of Merger.

     2.6 Surviving Corporation. Except as provided otherwise in Schedule 2.6:

          (a) The Articles of Incorporation of Dicon as in effect immediately prior to the Effective Time of the Merger shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time.

          (b) the By-Laws of Dicon as in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation after the Effective Time.

          (c) from and after the Effective Time, the Board of Directors and officers of Paradigm shall be the Board of Directors and officers of the Surviving Corporation.

     2.7 Covenants, Agreements, Etc. as Conditions. The material performance of all covenants and agreements, and the material accuracy of all representations and warranties made herein by the Buyer, Subsidiary and Dicon are conditions to the obligations of the Buyer, Subsidiary and Dicon, respectively, and it shall be the obligation of each party, prior to or at the time of Closing, to show to the reasonable satisfaction of the other parties that all such covenants and agreements have been complied with, and that the representations and warranties contained herein comply with Sections 8. 1 and 8.2, and the failure of a party to do so shall be a breach of and a failure to meet such conditions to the performance hereof by the other parties.

     2.8 Effectiveness of Merger. The Merger shall become effective at the Effective Time of the Merger.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF DICON

Dicon represents and warrants to Paradigm and Subsidiary that, subject to such exceptions as are disclosed in the Annexes and Schedules:

     3.1 Subsidiaries, Joint Ventures, Etc. Dicon has no subsidiaries. Dicon does not own, directly or indirectly, any of the outstanding capital stock of any corporation or an interest in any brokerage arrangement, partnership, joint venture, or other enterprise, other than any securities held for investment purposes in the ordinary course of business.

     3.2 Organization and Qualification, Etc. Dicon:

          (i) is a corporation duly organized, validly existing, and in good standing under the laws of the State of California, with full corporate power and corporate authority to own or hold under lease its properties and assets and to carry on its business as presently conducted under the laws of such state and under its articles of incorporation;

          (ii) is duly qualified and in good standing as a foreign corporation in each jurisdiction where such qualification is necessary for the conduct of its business and failure to qualify would have a material adverse effect on its business or financial condition; and

          (iii) has all licenses, permits, authorizations, and approvals necessary to own or lease its properties and assets and to carry on its business as presently conducted where the failure to secure such licenses, permits, authorizations and approvals would have a material adverse effect on its business or financial condition;

     3.3 Articles of Incorporation and Bylaws. The copies of Dicon's articles of incorporation (certified by the Secretary of State of California) and bylaws (certified by the secretary or an assistant secretary of Dicon), both as amended to date, which have been furnished to Paradigm are true, correct, and complete and are in full force and effect on the date hereof.

     3.4 Capital Stock. The authorized capital stock of Dicon consists of 10,000,000 shares of Dicon Common, par value $. 001 per share, of which, as of the date hereof, 5,964,7 1 0 shares are validly issued and outstanding, fully paid and non-assessable. The current shareholders of Dicon and the number of shares held by each such shareholder are set forth in Schedule
     3.4. Dicon has not entered into or is bound by any agreement to issue or sell additional shares of its capital stock or securities convertible into or exchangeable for such capital stock, nor has it granted or is there outstanding any other option, warrant, right, call, or commitment of any character relating to its authorized and unissued capital stock, and there are no outstanding securities or other instruments convertible into or exchangeable for shares of such capital stock, except that Dicon has granted Options and warrants (the "Options"), which are exercisable into 954,840 shares of Dicon Common, the holders of which and the principal amount thereof held by each holder are set forth in Schedule 3.4.

     3.5 Officers and Directors-,  Financial Institution Accounts, Etc. Schedule
     3.5 delivered to Paradigm contains true, correct, and complete lists of:

          (a) the names of all of Dicon's officers and directors;

          (b) the names and job descriptions of the three highest paid employees of Dicon for the fiscal year ended December 31, 1999, together with a statement of the full amount of compensation accrued for each such person in respect of such year and a summary of the basis on which each such person is compensated, if such basis is other than a fixed salary rate;

          (c) the name of each financial institution in which Dicon has an account or safety deposit box, the name in which the account or box is held and the names of all persons authorized to draw checks thereon or to have access thereto; and

          (d) the names of all persons holding powers of attorney from Dicon and a summary statement of the terms thereof.

     3.6 Litigation. Except as disclosed in Schedule 3.6, there is no action, suit, proceeding, or claim and no investigation by any governmental agency pending, or to the knowledge of Dicon threatened, against Dicon, or the assets or business of Dicon, which if determined adversely would require payment by Dicon of damages greater than $25,000 or which has or may reasonably be expected in the future to have a material adverse effect on the assets, liabilities, financial condition, or results of operations of Dicon. There is no action, suit, proceeding, claim, or investigation pending or, to the knowledge of Dicon, threatened against or affecting the transactions contemplated by this Agreement and the Plan of Merger. There is no outstanding, and to the best of the knowledge of Dicon, any threatened, order, writ, injunction, or decree of any court, government, or governmental agency against Dicon, which has or may have a material adverse effect on the assets, liabilities, financial condition, or results of operations of Dicon.

     3.7 Minute Books, Etc. The minute books of Dicon contain full and complete minutes of all annual, special, and other meetings (or- written consents in lieu thereof) of the directors and committees of directors and shareholders of Dicon; to Dicon's knowledge, the signatures thereon are the true signatures of the persons purporting to have signed them; the stock ledgers of Dicon are complete and all documentary stamp taxes, if any, required in connection with the issuance or transfer of the outstanding shares of Dicon Common and Options have been paid.

     3.8 Authorization of Agreement. The Board of Directors of Dicon has duly approved this Agreement and the Plan of Merger and the transactions contemplated hereby and thereby and has duly authorized the execution and delivery by Dicon of this Agreement, the Plan of Merger and the Escrow Agreement, subject to the requisite approval by the holders of Dicon Common. Subject to the requisite approval of the holders of Dicon Common, and subject to any requisite approval of regulatory authorities having jurisdiction with respect to the transactions contemplated by this Agreement, Dicon has full power and authority to enter into this Agreement and perform its obligations hereunder and to enter into the Plan of Merger and the Escrow Agreement and perform its obligations thereunder.

     This Agreement constitutes, and the Plan of Merger and the Escrow Agreement will constitute, valid, and legally binding obligations of Dicon enforceable against Dicon in accordance with their respective terms subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies; and this Agreement and the Plan of Merger and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby have, or will have prior to the Closing Date, been duly authorized and approved and adopted by or on behalf of Dicon by all requisite corporate action.

     3.9 No Conflict with Other Interests. Neither the execution and delivery of this Agreement or the Plan of Merger nor the consummation of the transactions contemplated hereby or thereby will conflict with, violate, or constitute a material default under or accelerate or permit the acceleration of the performance required by, any provision of the Articles of Incorporation or by-laws of Dicon or any agreement or instrument to which Dicon is a party or by which Dicon or its properties may be bound or affected or any order, judicial or administrative award, judgment, or decree, or to Dicon's knowledge, any law, to which Dicon is a party or by which Dicon's properties may be bound or affected or result in the creation or imposition of any lien, charge, pledge, security interest, or other encumbrance upon any of its properties. To Dicon's knowledge, no consents, waivers, approvals, authorizations, or orders other than the approval of the shareholders of Dicon and the regulatory authorities listed in Section
     7. 1 are necessary for the authorization, execution, and delivery of this Agreement and the Plan of Merger by Dicon and the consummation of the transactions contemplated herein and therein except for (i) such consents, approvals or filings as may be required under applicable securities laws and (ii) the filing of Articles of Merger and a Certificate of Merger with the Division of Corporations and Commercial Code of Utah and the Secretary of State of California.

     3.10 Tax Returns. Except as disclosed on Schedule 3.1OA, Dicon has filed all necessary Federal, state, and local income, premium, property, sales and use, capital stock, and franchise tax returns, and all necessary reports, and returns for all other taxes due to the Federal, state, and local governments, and complete and correct copies thereof have been furnished (with respect to the Federal returns) or made available (with respect to the other returns) to Paradigm for the three years ended December 31, 1998. Dicon has paid all taxes (whether or not shown to be owing on said returns), and all assessments of taxes received by each of them have been paid in full. All such tax returns were correct and complete in all respects. To the best of its knowledge after due inquiry, Dicon has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of IRC section 6662. Dicon is not currently the beneficiary of any extension of time within which to file any return. The Federal income tax returns of Dicon for the three years ended December 31, 1998 have never been audited by the Internal Revenue Service. There are no other pending tax examinations or tax claims, nor any basis for any tax claim against Dicon. There are no waivers of statutes of limitation in effect in respect of any taxes for Dicon. Except as disclosed in Schedule 3.10A, no claim has ever been made by an authority in a jurisdiction where Dicon does not file returns that it is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of Dicon that arose in connection with any failure (or alleged failure) to pay any tax. All taxes not yet due but which are accruable have been fully accrued on the books of Dicon (in accordance with sound accounting practice) or full reserves have been established therefor (in accordance with sound accounting practice) and are reflected in Dicon's balance sheets as of December 31, 1999, delivered to Paradigm pursuant to Section 3.16 (except as set forth in Schedule 3.10B delivered or to be delivered to Paradigm hereto). The unpaid taxes of Dicon do not exceed those reserves as adjusted for the passage of time through the Effective Time of the Merger in accordance with the past custom and practice of Dicon in filing its tax returns. Dicon has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. Dicon has never filed a consent under IRC Section 341(f)(relating to collapsible corporations). Dicon is not a party to any tax allocation or sharing agreement. Dicon has not been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was Dicon) or does not have any liability for the taxes of any person (other than any of Dicon) under Treas. Reg. section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

     3.11 Software Programs. Patents, Trademarks, Service marks, and Copy rights. Except as indicated on Schedule 3.11 delivered to Paradigm, all software programs, patents, trade names, trademarks or servicemarks, or service names (whether registered or unregistered) and copyrights or applications for any thereof owned by, licensed to, or used by Dicon are valid and subsisting and are listed in Schedule 3.11. Dicon has not licensed any third party to use any software program, patent, trademark, servicemark, know-how, or copyright. Except as set forth in Schedule 3.11, to Dicon's knowledge, there are no claims or demands of any person pertaining to any software programs, patents, know-how, patent applications, trademarks, trademark applications, servicemark or service name applications, or copyrights owned by or licensed to Dicon; no proceedings have been instituted or are pending or to Dicon's knowledge, threatened which challenge the rights of Dicon in respect thereto; and to Dicon's knowledge, the practice or use by Dicon of any software program, patent, trademark, servicemark, or copyright, or any process utilized by or any product produced Dicon, does not infringe (nor is it infringed by) any software program, patent, trademark, servicemark, or copyright owned by a third party (nor is it subject to any outstanding order, decree, judgment, or stipulation). There are no pending, nor Dicon's knowledge any threatened, claims, demands, or proceedings charging Dicon with infringement of or making any other claim with respect to any software program, patent, trademark, trade name, servicemark or service name, copyright, or license. There is no (a) unexpired, valid patent on products or processes of Dicon in creating such products and which Dicon not-entitled to use or (b) patent or application therefor or invention which would adversely affect any product, apparatus, method, process, or design of Dicon. No officer, director, or employee of Dicon has an interest in any software program, patent, patent application, trademark, trademark application, servicemark, servicemark application, trade name, or copyright of Dicon.

     3.12 Compliance with Law. Dicon in the conduct of its business is in compliance with all laws, regulations, and orders of any governmental entity affecting the business of Dicon presently enacted and in force with respect to which the failure to comply would have a material adverse effect on Dicon. To Dicon's knowledge, there is no pending or threatened change of any such law, regulation, or order which might materially adversely affect the assets, liabilities, financial condition, or results of operations of Dicon taken as a whole. Dicon has not been charged with violating, nor to Dicon's knowledge, threatened with a charge of violating, nor to Dicon's knowledge is it under investigation with respect to a possible violation of, any provision of any Federal, state, or local law or administrative ruling or regulation relating to any aspect of its business.

     3.13 Employee Benefit Plans. Except as shown in Schedule 3.13 delivered to Paradigm, Dicon is not a party to any pension, retirement, stock purchase, savings, profit-sharing, deferred compensation, or collective bargaining agreement, group insurance contracts, or any other incentive, welfare, or employee benefit plans (collectively the "Employee Benefit Plans") under which employees of Dicon participate or have the right to receive benefits. Dicon is not, nor will it from the date hereof through the Effective Time of the Merger be, in (a) violation of any applicable Federal, state, or local laws or regulations relating to the Employee Benefit Plans or (b) default of any of its obligations with respect to the Employee Benefit Plans with respect to which such violation or default would have a material adverse effect on Dicon. Dicon shall not amend or terminate any of the Employee Benefit Plans without the prior written consent of Paradigm. Furthermore, Dicon shall not make any contributions under the Employee Benefit Plans other than those required by the terms of the Employee Benefit Plans without the prior written consent of Paradigm. Each Employee Benefit Plan has been consistently maintained and administered in accordance with its terms and provisions and the requirements, including those relating to reporting and disclosure, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). All information necessary to make all required or necessary filings with the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation, and any other governmental agencies with respect to any of the Employee Benefit Plans after the Effective Time of the Merger will be made available to Paradigm in a manner that will permit Paradigm to make such filings in a timely manner. Except as set forth in Schedule 3.13 delivered to Paradigm, Dicon is not a party to any employment contract or agreement. The employee census for Dicon as of May 15, 2000, as disclosed in Schedule
     3.13 is true, correct, and complete as of that date and has not materially changed. Dicon is not nor ever been a member of a "multi employer plan" as defined in ERISA.

     3.14 Labor. Dicon is not in violation of any applicable Federal, state, or local law relating to the employment of labor (including, without limitation, the provisions thereof relating to wages and hours, the payment of Social Security taxes, and equal employment opportunity) nor is Dicon liable for any tax or penalty for failure to comply with any of the foregoing, with respect to which any violation or liability would have a material adverse effect on Dicon. There are no suits pending or, to Dicon's knowledge, threatened between Dicon and any of its employees. Dicon is not currently, nor to its knowledge since its formation has it been, involved in any labor discussions with any unit or group seeking to become the bargaining unit for any of its employees. Dicon's employees are not a member of any union or collective bargaining group.

     3.15 State Admissions. Dicon is duly qualified to do business and is in good standing in the states listed in Schedule 3.15. Except as set forth on
     Schedule 3.15, there are no proceedings pending or, to the knowledge of Dicon threatened, which could materially adversely affect any such licenses or qualifications, nor are there any facts known to Dicon which could result in any such material adverse effect.

     3.16 Financial Statements. Dicon has furnished to Paradigm copies of Dicon's financial statements for the years 1996 through 1998, all accompanied by reports thereon containing opinions without qualification, except as therein noted, by Deloitte & Touche (collectively, the " Dicon Financial Statements"), and unaudited balance sheets of Dicon as of December 31, 1999, and the related unaudited statements of income and shareholders' equity for the fiscal year ended on December 31, 1999 (the "Dicon December 31, 1999, Financial Statements"). The Dicon Financial Statements (including the notes thereto) fairly present the financial condition of Dicon, at December 31 in each of the years 1996 through 1998 and the results of its operations and other data contained therein for each of the three years then ended and have been prepared in accordance with GAAP, applied on a consistent basis (except as expressly set forth or disclosed in the notes, exhibits, or schedules thereto). The exhibits and schedules included in such Dicon Financial Statements fairly present the data purported to be shown thereby. The Dicon December 31, 1999, Financial Statements have been prepared in accordance with GAAP and present fairly the financial position of Dicon as of such date and the results of its operations for such period. The balance sheet of Dicon as at December 31, 1999, included in the Dicon December 31, 1999, Financial Statements hereinafter referred to as the "Dicon Balance Sheet".

     3.17 Absence of Contracts, Agreements, and Plans. Except for this Agreement and the Plan of Merger and the contracts, agreements, plans, and commitments specifically referred to herein, or listed in Schedule 3.17 delivered to Paradigm, Dicon is not presently a party to or subject to any of the following, whether written or oral:

          (a) any management, consulting, or employment contract or contract for personal services which extends beyond December 31, 1999;

          (b) any plan, contract, or arrangement providing for bonuses, pensions, deferred compensation, retirement payments, profit sharing, incentive pay, stock purchase, hospitalization, medical expenses, or similar employee benefits;

          (c) any collective bargaining contract, agreement, commitment, or similar arrangement with any labor union or other similar organization;

          (d) any contracts, commitments, or agreements for capital expenditures which will involve expenditure after the date hereof of more than $5,000 in the aggregate for items of like kind;

          (e) any contract or agreement not made in the ordinary course of business except as permitted by Section 3.20(j);

          (f) any contract extending beyond December 31, 1999, except as permitted by Section 3.20(j);

          (g) any contract or agreement containing covenants not to compete in any line of business;

          (h) any contract, agreement, arrangement, or understanding upon which any part of the business of Dicon is materially dependent or which materially affects the assets, liabilities, financial condition, or results of operations of Dicon; or

          (i) any license, franchise, distributorship, dealer, manufacturer's representative, sales agency, or advertising agreement.

     3.18 No Adverse Change. Since December 31, 1999, there has been no change in the assets, liabilities, financial condition, or results of operations of Dicon except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. Since December 31, 1999, Dicon has not experienced any labor trouble, strike, stoppage, or any other occurrence which would materially adversely affect its assets, liabilities, financial condition, or results of operations.

     3.19  Casualties.   Since  December  31,  1999,  the  assets,  liabilities,
     financial condition, and results of operations of Dicon has not been materially adversely affected in any way (whether or not covered by insurance) as the result of fire, explosion, earthquake, accident, labor trouble, requisition, or taking of property by any government or any agency of any government, flood, windstorm, embargo, riot, or act of God or the public enemy or any other casualty or similar event.

     3.20 Limitations on Dicon. Except for the matters listed on Schedule 3.20, since December 31, 1999, there has not been:

          (a) material change in the business or operations of Dicon or the manner of conduct of its business or operations other than changes in the ordinary course of business, none of which has had a material adverse effect on its businesses or operations considered as a whole;

          (b) Any change in the articles of incorporation or bylaws of Dicon, or any amendment to any material agreement, contract, or license to which Dicon is a party or by which it is bound;

          (c) Any issuance by Dicon of any capital stock, bonds, debentures, notes, or other corporate securities or any option, warrant, or right to purchase any thereof;

          (d) Any declaration, setting aside, or payment of any dividend or any other distribution on or in respect of any shares of capital stock, or any direct or indirect redemption, retirement, purchase, or other acquisition by Dicon of any shares of capital stock or convertible securities of any of them;

          (e) Any waiver by Dicon of any right or rights of material value or any payment, direct or indirect, of any material debt, liability, or other obligation of it before the same shall become due in accordance with its terms;

          (f) Any material change in the accounting methods, practices, or policies followed by Dicon, including but not limited to any change in depreciation or amortization policies or rates of depreciation or amortization theretofore adopted by it;

          (g) Any increase in the compensation payable or to become payable by Dicon to any officer, director, employee, consultant or any shareholder of Dicon or members of any of their families or any material increase in the rate of commission or other variable compensation to be paid to any person, other than increases in accordance with past practice;

          (h) Any payment of any pension, retirement, profit-sharing, or bonus payment, or other employee welfare or benefit payment, other than those required by any contract listed in Schedule 3.13 or Schedule 3.17;

          (i) Any incurring or guaranteeing of any debt, obligation, or liability for borrowed money (whether absolute or contingent and whether or not currently due and payable), except for endorsement of negotiable instruments for collection or deposit;

          (j) Entering into of any contract, agreement, arrangement, lease (as lessor or lessee), or license, whether written or oral, entered into or assumed by or on behalf of Dicon, for more than one year or involving more than $5,000 in any single case or $25,000 in the aggregate for like items, except in accordance with past practice in the ordinary course of business;

          (k) Any merger or consolidation of or by Dicon with any other corporation or any acquisition by Dicon of all or any part of the stock or the business or assets of any other person, firm, association, corporation, business, or organization;

          (l) Except in accordance with past practice in the ordinary course of business, any change affecting the banking and safe deposit arrangements or powers of attorney in effect for Dicon, any new financial institution accounts or safe deposit boxes opened for it or any new powers of attorney executed or made by it;

          (m) Any purchase or lease for a valuable consideration of any property from any officer, director, or employee of Dicon or any member of his or her family or any entity affiliated with or controlled by any of the above;

          (n) Any sale, lease, disposition, or mortgage, pledge, or subjection to any lien or encumbrance (other than Permitted Liens) of, or any waiver of any substantial rights relating to, any material property or assets, tangible or intangible, of Dicon other than the purchase and sale of investment securities;

          (o) Any failure by Dicon to perform any of its obligations in any material respect or suffering or permitting any default to exist under any material contract, lease, or other arrangement to which it is a party or by which it may be bound which may result in the termination of such material contract, lease, or agreement or the imposition of material damages or penalties; or

          (p) Any occurrence of any material transaction or entry into any material agreement other than in the ordinary course of business or as specifically provided herein.

     3.21 Accounts, Notes, and Advances Receivable. All accounts, notes and advances receivable of Dicon reflected on the Dicon Balance Sheet were at the date of the Dicon Balance Sheet valid obligations and collectible in the ordinary course of business subject to the reserve therefor shown on the Dicon Balance Sheet, and Dicon has not, since December 31, 1999, changed its normal credit and collection practices.

     3.22 No Undisclosed Liabilities or Agreements. Except as disclosed in the Balance Sheet or in any of the Schedules, Dicon has not had, as of December 31, 1999, any material debts, liabilities, or obligations, whether accrued, absolute, or contingent and whether due or to become due, except to the extent set forth in or provided for on the Dicon Balance Sheet.

     3.23 Disclosure. Neither this Agreement nor any document furnished or to be furnished in connection herewith, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained therein, or herein, in the light of the circumstances under which they are made, not misleading.

     3.24 Title to Properties, Liens; Conditions of Properties.

          (a) Schedule 3.24A sets forth (i) all of the land owned by, or under an agreement of sale or option to, Dicon at the date hereof and (ii) each of the leases as to which the annualized rental obligation exceeds $5,000 per year or as to which the unexpired term exceeds one year (unless cancelable without penalty on thirty days' notice) pursuant to which Dicon leases (as lessor or lessee) real or personal property at the date hereof.
     Schedule 3.24A delivered to Paradigm sets forth all the buildings, machinery, vehicles and equipment having an initial unit value of $3,000 or more ("Dicon Fixed Assets ") of Dicon, other than real property owned or leased. Except for Permitted Liens and except for mortgages noted in the Dicon Financial Statements or in the Schedules, Dicon has good and marketable title in fee simple to all such real property and all such leases are valid and subsisting and it is not in default such as to give rise to cancellation, termination or a penalty thereunder. None of such Dicon Fixed Assets, or real, leased, or other property is subject to any mortgage, pledge, lien, encumbrance, conditional sale agreement, security interest, title retention agreement, or other charge except for Permitted Liens and except as noted in the Dicon Financial Statements or in the Schedules. There are no outstanding options or rights in any third person to acquire any of such real estate, leasehold interests, Dicon Fixed Assets, or other property or any interest therein.

          (b) Except as otherwise specified in Schedule 3.24B:

          (i) all Dicon Fixed Assets, taken as a whole, are in a good state of repair and operating condition (reasonable wear, and tear and normal usage excepted);

          (ii) to Dicon's knowledge, Dicon's office building conforms in all material respects with all applicable zoning and land use laws, ordinances, and regulations and applicable deed restrictions and other applicable laws relating to health and safety, other than the Americans with Disabilities Act of 1990, and does not encroach on property of others; and

          (iii) to the knowledge of Dicon, there is no pending or threatened change of any such zoning or land use law, ordinance, or regulation, nor any pending or threatened condemnation of any such property,

     3.25 No Liability for Finders' or Financial Advisory Fees. Dicon has not incurred any liability for brokerage fees, finders' fees, agents'
     commissions,   financial   advisory   fees,   or  other  similar  forms  of
     compensation in connection with this Agreement or any transaction contemplated hereby.

     3.26 Environmental Matters.


          (a) To the knowledge of Dicon, no Hazardous Substance (as hereinafter defined) has been released, discharged, deposited, emitted, leaked, spilled, poured, emptied, injected, dumped, disposed of, or otherwise placed or located on, in or under the real property and improvements described in Schedule 3.24 (the "Real Property") or any part thereof in a manner that would result in an obligation on the part of the Companies for the clean-up or removal thereof. For purposes of this Agreement, "Hazardous Substance" means any "hazardous substance" as that term is now defined in 42 U.S.C. 9601, any "extremely hazardous substance " as that term is now defined in 42 U. S. C.11049(3), any "regulated substance" as that term is now defined in 42 U.S.C. 6991(2), or any other material now regulated under any environmental law, statute, regulation, rule, ordinance, code, license, permit, or order of the United States, or any state, or any other governing body, authority, or agency (collectively, "Environmental Laws"). The foregoing representation specifically excludes and is not applicable to the use, storage, and handling within the Real Property of substances customarily used in connection with normal office use provided (a) such substances are used and maintained in such quantities as are reasonably necessary for the permitted use of the Real Property in compliance with all Environmental Laws; and (b) such substances a-,re not disposed of, released, or discharged on the Real Property, and shall be transported to and from the Real Property in compliance with all Environmental Laws.

          (b) The Real Property and its present and prior uses during Dicon's ownership and/or occupancy comply with, and Dicon is are not in violation of, and have not violated in connection with the conduct of its businesses, any Environmental Law. Any Hazardous Substances that have been removed by Dicon from and disposed of off the Real Property have been handled, transported, stored, treated, and disposed of in compliance with all Environmental Laws.

          (c) Neither Dicon nor the Real Property is subject to any obligations, liabilities, claims, judgments, orders, settlements, permits, licenses, authorizations, resolutions of disputes, writs, injunctions or decrees relating to the use, generation, treatment, storage, disposal, transportation, presence, release, discharge or emission of any Hazardous Substance at or affecting the Real Property. In addition, there are no pending, or, to the knowledge of Dicon, threatened investigations, citations, suits, actions or other legal proceedings, or notices of violation resulting from or connected with the Real Property or Dicon relating to the use, generation, treatment, storage, disposal, transportation, presence, release, discharge, or emission of any Hazardous Substance at or affecting the Real Property.

          (d) There are no facts or circumstances in existence known to Dicon which may give rise to any litigation, proceedings, investigations, orders, citations, violations, notices, or liability resulting from or connected with the Real Property or Dicon relating to the use, generation, treatment, storage, disposal, transportation, presence, release, discharge, or emission of any Hazardous Substance.

          (e) All permits, licenses, consents and authorizations necessary for full compliance with all Environmental Laws applicable to the Real Property have been obtained and are valid and in full force and effect. No such application, report, or other document or information filed with or furnished to any federal, state or local governmental body, authority or agency contains any untrue statement of material fact or omits any statement of material fact necessary to make the statement therein not misleading.

     3.27 Information Set Forth in A Schedule. Any information set forth in any Schedule, in any of the Dicon Financial Statements or in any of the Dicon December 31, 1999 Financial Statements shall be deemed set forth in each such Schedule.


ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARADIGM

Paradigm represents and warrants to Dicon that, subject to such exceptions as are disclosed in the Annexes and Schedules:

     4.1 Organization and Qualification, Etc. Paradigm is duly organized, validly existing, and in good standing as a Delaware corporation with corporate power and authority under the laws of the State of Delaware and under its certificate of incorporation to enter into this Agreement and perform its obligations hereunder, and to carry on its business as presently conducted.

     4.2 Authority. The Board of Directors of Paradigm has duly authorized the execution and delivery by Paradigm of this Agreement, the Plan of Merger, the Escrow Agreement and the Registration Rights Agreement (as defined below) and the transactions contemplated hereby and thereby.

     4.3 Valid and Binding Obligations. Each of this Agreement and the Plan of Merger has been duly authorized by Paradigm by all necessary corporate action and constitutes a valid and legally binding obligation of Paradigm in accordance with its respective terms.

     4.4 No Violation of Charter, Etc. The execution and delivery of this Agreement, the Plan of Merger, the Escrow Agreement and the Registration Rights Agreement (as defined below) by Paradigm and the consummation of the transactions contemplated hereby and thereby are not prohibited by and will not violate any provision of, or result in a default under, the certificate of incorporation or bylaws of Paradigm, any contract, agreement, or other instrument to which Paradigm is a party or by which its property is bound or any regulation, order, decree, or judgment of any court or governmental agency or any law applicable to it.

     4.5 Litigation. Except as disclosed in Schedule 4.5, there is no action, suit, proceeding, or claim and no investigation by any governmental agency pending, or to the knowledge of Paradigm threatened, against Paradigm, or the assets or business of Paradigm, which if determined adversely would require payment by Paradigm of damages greater than $25,000 or which has or may reasonably be expected in the future to have a material adverse effect on the assets, liabilities, financial condition, or results of operations of Paradigm. There is no action, suit, proceeding, claim, or investigation pending or, to the knowledge of Paradigm, threatened against or affecting the transactions contemplated by this Agreement and the Plan of Merger. There is no outstanding, and to the best of the knowledge of Paradigm any threatened, order, writ, injunction, or decree of any court, government, or governmental agency against Paradigm, which has or may have a material adverse effect on the assets, liabilities, financial condition, or results of operations of Paradigm.

     4.6 Authorization of Agreement. The Board of Directors of Paradigm has duly approved this Agreement, the Plan of Merger, the Escrow Agreement and the Registration Rights Agreement, and the transactions contemplated hereby and thereby and has duly authorized the execution and delivery by Paradigm of this Agreement, the Plan of Merger, the Escrow Agreement and the Registration Rights Agreement. No approval of this Agreement, the Plan of Merger, the Escrow Agreement or the Registration Rights Agreement is required by holders of Paradigm Common. Subject to any requisite approval of regulatory authorities having jurisdiction with respect to the transactions contemplated by this Agreement, Paradigm has full power and authority to enter into this Agreement and perform its obligations hereunder and to enter into the Plan of Merger, the Escrow Agreement, and the Registration Rights Agreement and perform its obligations thereunder.

     4.7 No Conflict with Other Interests. Neither the execution and delivery of this Agreement or the Plan of Merger nor the consummation of the transactions contemplated hereby or thereby will conflict with, violate, or constitute a default under or accelerate or permit the acceleration of the performance required by, any provision of the certificate of incorporation or by-laws of Paradigm or any agreement or instrument to which it is a party or by which it or its properties may be bound or affected or any order, judicial or administrative award, judgment, or decree, or to Paradigm's knowledge, any law, to which it is a party or by which any of its properties may be bound or affected or result in the creation or imposition of any lien, charge, pledge, security interest, or other encumbrance upon any of its properties. To Paradigm's knowledge, no consents, waivers, approvals, authorizations, or orders other than the approval of the regulatory authorities listed in
     Section 7.1 are necessary for the authorization, execution, and delivery of this Agreement and the Plan of Merger by Paradigm and the consummation of the transactions contemplated herein and therein.

     4.8 Software Programs, Patents, Trademarks, Servicemarks and Copyrights. Except as indicated on Schedule 4.8 delivered to Dicon, all software programs, patents, trade names, trademarks or servicemarks, or service names (whether registered or unregistered) and copyrights or applications for any thereof owned by, licensed to, or used by Paradigm are valid and subsisting and are listed in Schedule 4.8. Paradigm has not licensed any third party to use any software program, patent, trademark, servicemark, know-how, or copyright. Except as set forth in Schedule 4.8, to Paradigm's knowledge, there are no claims or demands of any person pertaining to any software programs, patents, know-how, patent applications, trademarks, trademark applications, servicemark or service name applications, or copyrights owned by or licensed to Paradigm; no proceedings have been instituted or are pending or threatened which challenge the rights of Paradigm in respect thereto; and to Paradigm's knowledge, the practice or use by Paradigm of any software program, patent, trademark, servicemark, or copyright, or any process utilized by or any product produced Paradigm, does not infringe (nor is it infringed by) any software program, patent, trademark, servicemark, or copyright owned by another (nor is it subject to any outstanding order, decree, judgment, or stipulation). There are no pending, nor Paradigm's knowledge any threatened, claims, demands, or proceedings charging Paradigm with infringement of or making any other claim with respect to any software program, patent, trademark, trade name, servicemark or servicename, copyright, or license. There is no (a) unexpired, valid patent, on products or processes of Paradigm in creating such products and which Paradigm not entitled to use or (b) patent or application therefor or invention which would adversely affect any product, apparatus, method, process, or design of Paradigm. No officer, director, or employee of Paradigm has an interest in any software program, patent, patent application, trademark, trademark application, servicemark, servicemark application, trade name, or copyright of Paradigm.

     4.9 Financial Statements. Paradigm has furnished to Dicon copies of Paradigm's Financial Statements for the years 1996 through 1998, all accompanied by reports thereon containing opinions without qualification, except as therein noted, by either Price Waterhouse Coopers LLP or Tanner & Company (collectively, the "Paradigm Financial Statements"), and unaudited balance sheets of Paradigm as of December 3 1, 1999, and the related unaudited statements of income and shareholders' equity for the fiscal year ended on December 31, 1999 (the "Paradigm December 31, 1999, Financial

     Statements "). The Paradigm Financial Statements (including the notes thereto) fairly present the financial condition of Paradigm, it December 31 in each of the years 1996 through 1998 and the results of its operations and other data contained therein for each of the three years then ended and have been prepared in accordance with GAAP, applied on a consistent basis (except as expressly set forth or disclosed in the notes, exhibits, or schedules thereto). The exhibits and schedules included in such Paradigm Financial Statements fairly present the data purported to be shown thereby. The Paradigm December 31, 1999, Financial Statements have been prepared in accordance with GAAP and present fairly the financial position of Paradigm as of such date and the results of its operations for such period. The balance sheet of Paradigm as at December 31, 1999, included in the Paradigm December 31, 1999, Financial Statements are collectively hereinafter referred to as the "Paradigm Balance Sheet".

     4.10 Title to Properties; Liens: Conditions of Properties.

          (a) Schedule 4.10A sets forth (i) all of the land owned by, or under an agreement of sale or option to, Paradigm at the date hereof and (ii) each of the leases as to which the annualized rental obligation exceeds $5,000 per year or as to which the unexpired term exceeds one year (unless cancelable without penalty on thirty days' notice) pursuant to which Paradigm leases (as lessor or lessee) real or personal property at the date hereof. Schedule 4.1OA delivered to Dicon sets forth all the buildings, machinery, vehicles and equipment having an initial unit value of $3,000 or more ("Paradigm Fixed Assets") of Paradigm, other than real property owned or leased. Except for Permitted Liens and except for mortgages noted in the Paradigm Financial Statements or in the Schedules, Paradigm has good and marketable title in fee simple to all such real property and all such leases are valid and subsisting and it is not in default such as to give rise to cancellation, termination or a penalty thereunder. None of such Paradigm Fixed Assets, or real, leased, or other property is subject to any mortgage, pledge, lien, encumbrance, conditional sale agreement, security interest, title retention agreement, or other charge except for Permitted Liens and except as noted in the Paradigm Financial Statements or in the Schedules. There are no outstanding options or rights in any third person to acquire any of such real estate, leasehold interests, Paradigm Fixed Assets. or other property or any interest therein.

          (b) Except as otherwise specified in Schedule 4.1OB:

          (i) Paradigm does not occupy and is not dependent on the right to use the property of others;

          (ii) all Paradigm Fixed Assets, taken as a whole, are in a good state of repair and operating condition (reasonable wear and tear and normal usage excepted);

          (iii) Paradigm's office building conforms in all material respects with all applicable zoning and land use laws, ordinances, and regulations and applicable deed restrictions and other applicable laws relating to health and safety, other than the Americans with Disabilities Act of 1990, and does not encroach on property of others; and

          (iv) to the knowledge of Paradigm, there is no pending or threatened change of any such zoning or land use law, ordinance, or regulation, nor any pending or threatened condemnation of any such property.

     4.11 Licenses and Permits. Paradigm has all licenses, permits, authorizations, and approvals necessary to own or lease its properties and assets and to carry on its business as presently conducted, where the failure to secure such licenses, permits, authorizations and approvals would have a material adverse effect on its business or financial condition.

     4.12 Capital Stock. The authorized capital stock of Paradigm consists of 20,000,000 shares of Paradigm Common, par value of $.001 per share, of which, as of the date hereof, 10,083,990 shares are validly issued and outstanding, fully paid and non- assessable. There are currently outstanding options and warrants which are exercisable into 2,466,484 shares of Paradigm Common. The shares of Paradigm Common to be issued pursuant to this Agreement will be duly authorized, validly issued, fully paid, non- assessable and free of preemptive rights. The Paradigm Options to be granted pursuant to this Agreement will be duly authorized and validly granted and Paradigm has reserved sufficient shares of Paradigm Common to permit the exercise of all the Paradigm Options.

     4.13 Compliance with Law. Paradigm in the conduct of its business is in compliance with all laws, regulations, and orders of any governmental entity affecting the business of Paradigm presently enacted and in force with respect to which the failure to comply would have a material adverse effect on Paradigm. To Paradigm's knowledge, there is no pending or threatened change of any such law, regulation or order which might materially adversely affect the assets, liabilities, financial condition, or results of operations of Paradigm taken as a whole. Paradigm has not been charged with violating, nor to Paradigm's knowledge, threatened with a charge of violating, nor to Paradigm's knowledge is it under investigation with respect to a possible violation of any provision of any Federal, state or local law or administrative ruling or regulation relating to any aspect of its business.

     4.14 No Adverse Change. Since December 31, 1999, there has been no change in the assets, liabilities, financial condition, or results of operations of Paradigm except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. Since December 31, 1999, Paradigm has not experienced any labor trouble, strike, stoppage, or any other occurrence which would materially adversely affect its assets, liabilities, financial condition or results of operations.

     4.15 No Undisclosed Liabilities or Agreements. Except as disclosed in the quarterly report of Paradigm on Form 10-QSB for the quarter ended March 31, 2000 or in any of the Schedules, Paradigm has not had, as of March 31, 2000, any material debts, liabilities, or obligations, whether accrued, absolute, or contingent and whether due or to become due, except to the extent set forth in or provided for in said quarterly report or in any of the Schedules.

     4.16 Disclosure. Neither this Agreement nor any document furnished or to be furnished in connection herewith contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary to make the statements contained therein, or herein, in the light of the circumstances under which they are made, not misleading.

     4.17 SEC Documents. Paradigm has furnished Dicon with a true and complete copy of the following filings with the Securities & Exchange Commission (the "SEC"): (i) its annual report on Form 10-KSB for the year ended December 31, 1999; (ii) its quarterly report on Form 10-QSB for the quarter ended March 31, 2000; (iii) its registration statement on Form S-3 originally filed on December 28, 1999, as amended; and (iv) its registration statement on Form SB-2 originally filed on April 28, 1999, as amended (collectively, the "SEC Documents"). As of their respective filing dates, the SEC Documents compiled in all material respects with the requirements of the Securities Act of 1993, as amended, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Paradigm has filed in a timely manner all reports required to be filed during the preceding twelve calendar months pursuant to the Exchange Act. With the exception of the Form 8-K filed by Paradigm on February 17, 2000, since September 30, 1999, Paradigm has not filed nor has been obligated to file a Form 8-K under the Exchange Act, which Form 8-K filing reported or would have reported an event, action or other circumstance having or likely to have a material adverse effect on the business or financial condition of Paradigm.

     4.18 Subsidiary. Subsidiary was recently incorporated by Paradigm solely for the purpose of entering into this Agreement and the transactions contemplated hereby,, Subsidiary is a wholly owned subsidiary of Paradigm, and it has no assets other than the Merger Consideration provided to it for purposes of completing the Merger and has no liabilities.

ARTICLE 5

CONDUCT OF THE BUSINESS OF DICON PENDING THE MERGER

Except as otherwise first approved in writing by Paradigm, or as otherwise set forth in this Agreement, Dicon covenants that from the date hereof until the Effective Time of the Merger or until this Agreement is terminated in accordance with its terms:

     5.1 Conduct Business in Ordinary Course. The business of Dicon shall be conducted only in the ordinary course, and none of the properties or assets of it shall be sold or otherwise disposed of, mortgaged, pledged, or otherwise hypothecated, except in the ordinary course of business or as otherwise contemplated by this Agreement.

     5.2 No Change in Articles or Bylaws. No change shall be made in the articles of incorporation or bylaws of Dicon.

     5.3 No Change in Capitalization. No change shall be made (by reclassification, subdivision, reorganization, or otherwise) in the authorized or issued capital stock of Dicon, and no options, warrants, or rights to acquire, or securities convertible into or exchangeable for, any shares of capital stock of Dicon shall be issued or granted (except for shares issued upon the exercise of Options by Optionholders of Dicon).

     5.4 No Dividends. No dividend or other distribution or payment shall be declared or made in respect of the outstanding shares of capital stock of Dicon. Dicon shall not purchase or redeem or otherwise acquire any of its shares in exchange for cash or other property or prepay any notes or other debt.

     5.5 No Change in Compensation. Except for regular and customary increases in the compensation of salaried and hourly employees of Dicon made in accordance with past practice (provided that notice of raises in excess of 5 % per annum shall be given to Paradigm at least 5 business days prior to their effective date), no increase shall be made in the compensation payable or to become payable by Dicon to any of its officers, employees, or agents, nor shall any bonus, pension, retirement, profit-sharing, or stock option payment, agency agreement, or other agreement or arrangement be made by any of them to or with any such person or persons, nor shall any change be made in any existing Employee Benefit Plan covering such person or persons.

     5.6 No Contract Not in Ordinary Course. No contract, obligation, or commitment (excepting therefrom insurance policies and annuities issued by Dicon in the ordinary course of business) shall be entered into or assumed by or on behalf of Dicon, except normal commitments incurred in the ordinary course of business; nor any indebtedness incurred representing borrowed money or the deferred purchase price of goods or services;

     nor shall any material contract, obligation, or commitment be modified or amended in any material respect or terminated. The foregoing shall not prohibit the purchase or sale of investment securities in the ordinary course of business in accordance with past practice.

     5.7 No Changes in Personnel or Financial Institutions. Except as provided in Section 5.5, no change (other than as required in the ordinary course of business) shall be made affecting the personnel, agents, or attorneys-iii-fact of Dicon other than the resignations or terminations of any such persons in the ordinary course of business, and no change shall be made in the banking or safe deposit arrangements of Dicon.

     5.8 Maintenance of Property. Dicon shall maintain its properties, taken as a whole, in good operating condition and repair.

     5.9 Insurance. Dicon shall continue in full force and effect, at its expense, (i) all present policies of casualty, property, fidelity, errors and omissions, directors' and officers', and workers' compensation insurance which have been issued to it and (ii) all bonds and/or deposits in respect of any casualty, fidelity, property, or workers' compensation risks which are self-insured.

     5.10 Business Intact. Dicon shall use its best efforts to preserve its business organization intact, to retain the services of its key officers, and of its employees, agents, and consultants, and to preserve for Paradigm the good will of its agents, customers, and others having business relations with it.

     5.11 No Capital Contributions. No affiliate or non-affiliate person shall make any contributions to the capital of Dicon or repay any indebtedness owed to it other than in cash, and Schedule 5.11 sets forth all indebtedness owed to it by any of the foregoing persons which was paid since December 31, 1999. The term "affiliate" shall mean any person controlling, controlled by, or under common control with Dicon.

     5.12 Representations and Warranties. Dicon hereby agrees that, from the date of this Agreement to the Closing Date, except as otherwise expressly permitted by this Agreement or as Paradigm may otherwise consent to in writing from time to time, Dicon shall not engage in any activity or enter into any transaction which would be inconsistent in any material respect with any of the representations and warranties set forth in Article 3 as if such representations and warranties were made at a time subsequent to such activity or transaction and all references to the date of this Agreement were deemed to be as of such later date.

     5.13 Necessary Action. As soon as practicable after the execution of this Agreement, Dicon shall take all necessary corporate and other action and shall use its best efforts to obtain, or where appropriate assist Paradigm in obtaining, all material consents, orders, and approvals required for consummation of the transactions contemplated by this Agreement.

     5.14 Best Efforts to Satisfy Conditions. Dicon shall use its best efforts to cause all conditions in this Article 5 to be satisfied on or prior to the second business day prior to the Closing Date.

     5.15 Inconsistent Activities. From the date of this Agreement, unless and until this Agreement has been terminated in accordance with Section 11.1, Dicon shall not (i) solicit, directly or indirectly, any offer to acquire any of the Dicon Capital Stock, or all or substantially all of the assets of any of Dicon, whether by merger, purchase of assets, tender offer, or otherwise; or (ii) enter into any negotiations or agreements which contemplate the merger of Dicon or the sale of any of the Dicon Capital Stock, or all or substantially all of the assets of Dicon to any person other than Paradigm. Nothing contained in this Section shall prohibit the management of Dicon from advising its shareholders of any bona fide offer communicated to such management.

     5.16 Approval by Dicon Shareholders. Dicon shall use its best efforts to obtain the signatures of a majority of the outstanding shares of Dicon Common approving this Agreement and the Plan of Merger and the transactions contemplated thereby, and, if applicable, provide notice of such action to the non-approving shareholders in accordance with Section 603 of the California Corporations Code.

     5.17 Access to Properties. Files Etc. Dicon shall from time to time or at any time from the date hereof to the Effective Time of the Merger, give or cause to be given to Paradigm, its officers, employees, agents, representatives, consultants, accountants, public accountants, and general or special counsel:

          (i) full access during normal business hours to all Dicon's properties, accounts, books, minute books, deeds, title papers, insurance policies, licenses, agreements, contracts, commitments, tax returns, records and files of every character, equipment, machinery, fixtures, furniture, vehicles, notes and accounts payable and receivable, and data processing programs;

          (ii) the name of each financial institution in which Dicon or the trustee or agent of any retirement, pension, or similar plan to which Dicon is a party has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto and the name of each person holding a power of attorney from Dicon;

          (iii) promptly upon their becoming available, one copy of each financial statement, report, notice, or proxy statement sent by Dicon to its shareholders generally, and of each regular or periodic report and any periodic statement or written communication, other than transmittal letters (all such material being collectively referred to as "Dicon Reports"), in respect of Dicon Reports filed by Dicon with, or received by any of them in connection with, Dicon Reports from any securities commission or department; and

          (iv) all such other information concerning the affairs of Dicon as Paradigm may reasonably request.

     Dicon agrees that any investigation or inquiry made by Paradigm pursuant to this Section 5.17 shall not in any way affect or diminish the representations and warranties made by Dicon in this Agreement. Paradigm agrees that any such investigation or inquiry made by it after the date hereof shall be conducted at Paradigm's sole expense and in such manner as not to interfere unreasonably in any material way with the operation of the business of Dicon. Dicon further agrees that from the date of this Agreement until the Effective Time of the Merger or the termination of this Agreement, Paradigm shall have the right, at Paradigm's expense, at any time during normal business hours, to locate employees, agents, representatives and/or consultants at the premises of Dicon.

     5.18 Correspondence with Regulators. Dicon shall promptly provide Paradigm with copies of all correspondence to and from all regulatory authorities having jurisdiction with respect to Dicon.

     5.19 Hart-Scott-Rodino Filing. As soon as practicable after the execution of this Agreement, Dicon will effect all filings required, if any, by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 by reason of the transactions contemplated by this Agreement.


ARTICLE 6

CONDUCT OF THE BUSINESS OF PARADIGM PENDING THE MERGER

Except as otherwise first approved in writing by Dicon, or as otherwise set forth in this Agreement, Paradigm covenants that from the date hereof until the Effective Time of the Merger or until this Agreement is terminated in accordance with its terms:

     6.1 Conduct Business in Ordinary Course. The business of Paradigm shall be conducted only in the ordinary course, and none of the properties or assets of it shall be sold or otherwise disposed of, mortgaged, pledged, or otherwise hypothecated, except in the ordinary course of business or as otherwise contemplated by this Agreement.

     6.2 No Change in Charter or Bylaws. No change shall be made in the certificate of incorporation or bylaws of Paradigm.

     6.3 Maintenance of Property. Paradigm shall maintain its properties, taken as a whole, in good operating condition and repair.

     6.4 Insurance. Paradigm shall continue in full force and effect, at its expense, (i) all present policies of casualty, property, fidelity, errors and omissions, directors' and officers', and workers' compensation insurance which have been issued to it and (ii) all bonds and/or deposits in respect of any casualty, fidelity, property, or workers' compensation risks which are self-insured.

     6.5 Business Intact. Paradigm shall use its best efforts to preserve its business organization intact, to retain the services of its key officers, and of its employees, agents, and consultants, and to preserve the good will of its agents, customers, and others having business relations with it.

     6.6 Necessary Action. As soon as practicable after the execution of this Agreement, Paradigm shall take all necessary corporate and other action and shall use its best efforts to obtain, or where appropriate assist Dicon in obtaining, all material consents, orders, and approvals required for consummation of the transactions contemplated by this Agreement.

     6.7 Best Efforts to Satisfy Conditions. Paradigm shall use its best efforts to cause all conditions in this Article 6 to be satisfied on or prior to the second business day prior to the Closing Date.

     6.8 Access to Properties, Files. Etc. Paradigm shall from time to time or at any time from the date hereof to the Effective Time of the Merger, give or cause to be given to Dicon, its officers, employees, agents, representatives, consultants, accountants, public accountants, and general or special counsel:

          (i) full access during normal business hours to all Paradigm's properties, accounts, books, minute books, deeds, title papers, insurance policies, licenses, agreements, contracts, commitments, tax returns, records and files of every character, equipment, machinery, fixtures, furniture, vehicles, notes and accounts payable and receivable, and data processing programs;

          (ii) the name of each financial institution in which Paradigm or the trustee or agent of any retirement, pension, or similar plan to which Paradigm is a party has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto and the name of each person holding a power of attorney from Paradigm;

          (iii) promptly upon their becoming available, one copy of each financial statement, report, notice, or proxy statement sent by Paradigm to its shareholders generally, and of each regular or periodic report and any periodic statement or written communication, other than transmittal letters (all such material being collectively referred to as "Paradigm Reports"), in respect of Paradigm Reports filed by Paradigm with, or received by any of them in connection with, Paradigm Reports from any securities commission or department; and

          (iv) all such other information concerning the affairs of Paradigm as Dicon may reasonably request.

     Paradigm agrees that any investigation or inquiry made by Dicon pursuant to this Section 6.8 shall not in any way affect or diminish the representations and warranties made by Paradigm in this Agreement. Dicon agrees that any such investigation or inquiry made by it after the date hereof shall be conducted in such manner as not to interfere unreasonably in any material way with the operation of the business of Paradigm. Paradigm further agrees that from the date of this Agreement until the Effective Time of the Merger or the termination of this Agreement, Dicon shall have the right, at Dicon's expense, at any time during normal business hours, to locate employees, agents, representatives and/or consultants at the premises of Paradigm.

     6.9 Correspondence with Regulators. Paradigm shall promptly provide Dicon with copies of all correspondence to and from all regulatory authorities having jurisdiction with respect to Paradigm.

     6.10 Hart-Scott-Rodino Filing. As soon as practicable after the execution of this Agreement, Paradigm will effect all filings required, if any, by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 by reason of the transactions contemplated by this Agreement.

     6.11 Director and Officer Liability. Paradigm will cause the Surviving Corporation to indemnify and hold harmless the present and former officers and directors of Dicon in respect of acts of omissions occurring prior to the Effective Time of the Merger to the extent provided under Dicon's articles of incorporation and bylaws in effect on the date hereof, provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law, including, without limitation, as circumscribed by the applicable provisions of the California Corporations Code for (i) wilful failure to deal fairly in a case of a material conflict of interest; (ii) violation of criminal law; (iii) a transaction wherein improper personal profit was derived; or (iv) wilful misconduct. Paradigm shall cause the Surviving Corporation to maintain directors and officers liability insurance covering such indemnification obligation for a period of three (3) years after the Effective Time of the Merger.

ARTICLE 7

APPROVALS NEEDED FOR MERGER

The consummation of the Merger shall be subject to the condition that the following approval, order and regulatory requirement shall have been obtained or complied with prior to the Closing Date:

     7.1 Hart-Scott-Rodino Antitrust Improvements Act of 1976. In the event that the Hart- Scott-Rodino Antitrust Improvements Act of 1976 is deemed applicable at any time prior to the Closing Date, said act and the rules and regulations thereunder shall have been fully complied with by Paradigm and Dicon (including, without limitation, compliance with the information furnishing and waiting period requirements thereof) prior to the Closing Date or such compliance shall have been waived by the governmental agencies having authority to give such waiver prior to the Closing Date.


ARTICLE 8

CONDITIONS

     8.1 Conditions Precedent to Obligations of Paradigm. The obligation of Paradigm to proceed with the transactions contemplate hereby is subject to satisfaction of the following conditions unless waived in writing by
     Paradigm:

          (a) Receipt of Approvals. The approval and action required by Article 7 shall, if necessary, have been obtained.

          (b) Dissenting Dicon Shares, Stockholder Approval. On the Closing Date the dissenting Dicon shares shall not exceed ten percent (10%) of the shares of Dicon Common then outstanding. Dissenting Dicon shares shall mean, for the purpose of this Section 8. l(b), shares of Dicon Common the holders of which shall have perfected their rights as dissenting shareholders under Section 1300 et seq. of the California Corporations Code.

          (c) Approval by Dicon Shareholders. This Agreement and the Plan of Merger and the transactions contemplated thereby, shall have been approved and adopted by the affirmative vote or written consent of the holders of a majority of the outstanding shares of Dicon Common.

          (d) Indemnification Agreement by Dicon Shareholders. Certain principal shareholders of Dicon shall have executed an Indemnification Agreement in the form attached as Annex III.

          (e) Employment and Non-Competition Agreements. Execution of employment and non-competition agreements in form and substance acceptable to Paradigm with Mark M. Miehle, President and Chief Executive Officer of Dicon, and with other executive officers and key employees to be specified by Paradigm.

          (f) Opinion of Counsel for Dicon. Paradigm shall have received from Luce, Forward, Hamilton & Scripps LLP, counsel for Dicon, an opinion, dated the Closing Date, in form and substance reasonably satisfactory to counsel for Paradigm, to the effect that in such counsel's opinion:

          (i) Dicon has been duly incorporated, is validly existing and in good standing under the laws the state of California, and is duly licensed or admitted to transact business and is in good standing in ___________________ and has the corporate power to own its properties and carry on its business as presently conducted;

          (ii) the authorized capital stock of Dicon is as stated in this Agreement, and the outstanding stock as stated in this Agreement is duly authorized, validly issued, and, to our knowledge, fully paid and nonassessable;

          (iii) the execution, delivery, and performance of this Agreement will not (x) conflict with or result in any violation of an), of the terms or provisions of the Articles or Bylaws of Dicon or, to our knowledge, any loan or credit agreement, indenture, mortgage, note, or other agreement due Dicon or to which it is a party or by which its properties or assets is or may be bound or (y) to our knowledge, violate any judicial or administrative order, award, judgment, or decree entered against or affecting Dicon;

          (iv) no authorization, consent, or approval of, or registration or filing with, any governmental or public body or authority of the United States, or of any jurisdiction thereof or therein, is required on the part of Dicon for the performance of this Agreement and the consummation of the transactions contemplated herein other than such as have been obtained;

          (v) there are no actions or proceedings seeking to prevent or enjoin the transactions contemplated by this Agreement known, after due inquiry, to such counsel to be pending or threatened, and, except as set forth in this Agreement and any document furnished to Paradigm in connection herewith, there are no pending or threatened legal proceedings to which any of them is subject;

          (vi) all corporate and stockholder action required to be taken or instituted by and on the part of Dicon to authorize this Agreement and the Plan of Merger has been duly and properly taken; and

          (vii) this Agreement, the Plan of Merger, the Escrow Agreement and the Registration Rights Agreement (the "Transaction Documents") have been duly executed and delivered by Dicon, and the Transaction Documents constitute a valid and binding obligation of Dicon in accordance with their respective terms, subject to or limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws, in each case relating to or affecting the enforcement of creditor's rights generally and general principles of equity (regardless of whether enforcement of such obligations is considered in proceeding in equity or at law).

     In giving such opinion, such counsel may rely upon opinions of other counsel satisfactory to it. As to matters of fact asserted to be to such counsel's knowledge or such counsel's knowledge after due inquiry, such counsel may rely upon certificates of officers of Dicon, provided that such counsel shall deliver copies thereof to Paradigm contemporaneously with its opinion, and upon review by such counsel of its files with respect to matters on which it has represented.

          (g) Compliance. All of the covenants and obligations contained in this Agreement to be complied with and performed by Dicon at or before the Closing Date shall have been complied with and performed.

          (h) Representations and Warranties True and Correct. The representations and warranties made by Dicon in this Agreement shall be true and correct in all material aspects, at and as of the Closing Date, with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except for changes contemplated by this Agreement; provided, however, that the foregoing condition shall be deemed to be satisfied except where any failure or failures to be true and correct shall reasonably be expected to result, in the aggregate, in an adverse change, after tax effect, in the financial condition or results of operations of Dicon or, following the Effective Time of the Merger, of Paradigm, in excess of the amount of $25,000. Dicon shall have delivered to Paradigm a certificate, dated the Closing Date, signed by an executive officer of Dicon evidencing compliance with the provisions of paragraphs (g) and (h) of this Section 7. 1.

          (i) Litigation. There shall not have been instituted any action or proceeding before any court or governmental agency or other regulatory or administrative agency or commission, by any governmental or other regulatory or administrative agency or commission or any private person, challenging the transactions contemplated hereby or otherwise relating to the transactions contemplated hereby or pursuant to the terms of the Plan of Merger.

          (j) Governmental Action. There shall not have been any action taken by any court, government, or governmental agency, domestic or foreign, rendering any party to this Agreement or the Plan of Merger unable to consummate the transactions contemplated hereby or thereby, otherwise making such transactions illegal.

          (k) Material Adverse Except for the $750,000 loan made by Paradigm to Dicon on or about February 18, 2000, Paradigm shall not have become aware after the date hereof of any facts which have a material adverse effect with respect to the assets, liabilities, financial condition, or results of operations of Dicon, subject to the provisions of Section 8.1(i) above.

          (l) Resignation of Officers and Directors. Each officer and director of Dicon as requested by Paradigm shall have executed a letter containing the resignation of such person as such officer and/or director effective as of the Effective Time of the Merger or at such date as Paradigm shall request.

          (m) Legal Matters. All actions, proceedings, instruments, and documents required to carry out this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and all other related legal matters shall be in all material respects to the reasonable satisfaction of counsel for Paradigm.

          (n) Receipt of Certain Documents. Dicon shall have made available to Paradigm on or before the Closing Date the following items:

          (i) A copy of the resolutions of the Board of Directors and shareholders of Dicon adopting and approving this Agreement and the Plan of Merger and authorizing the transactions contemplated hereby and thereby, certified by the secretary or an assistant secretary of Dicon;

          (ii) One or more certificates of the appropriate secretary of state (or other government official) as of a recent date showing Dicon to be validly existing and in good standing;

          (iii) One or more certificates of the Franchise Tax Board of the state of California showing that all income tax and premium tax returns required to be filed as of such date by and all reports required to be filed by them through seven (7) business days prior to the Closing Date have been duly filed and that the taxes reflected in such returns and reports have been duly paid;

          (iv) The resignations of all of the officers and directors of Dicon as shall have been requested by Paradigm;

          (v) The minute books of Dicon, and its stock register;

          (vi) All leases, contracts, insurance records, policies, and other documents affecting the assets and operations and systems of Dicon wherever performed, including, but not limited to, all electronic data processing master files and programs in machine readable format and any documentation and procedures needed for their maintenance not previously delivered; and

          (vii) Such other documents as shall be reasonably requested by Paradigm.

     8.2 Conditions Precedent to Obligations of Dicon. The obligations of Dicon to proceed with the transactions contemplated hereby are subject to satisfaction of the following conditions unless waived by Dicon:

          (a) Receipt of Approvals. The approval and action required by Article 7 shall, if necessary, have been obtained.

          (b) Opinion of Counsel for Paradigm. Dicon shall have received from Mackey, Price & Williams, counsel for Paradigm, an opinion, dated the Closing Date, in form and substance reasonably satisfactory to counsel for Dicon, to the effect that in such counsel's opinion:

          (i) Paradigm has been duly incorporated and is validly existing in good standing under the laws of its state of incorporation;

          (ii) each of this Agreement, the Plan of Merger, the Escrow Agreement and the Registration Rights Agreement has been duly authorized, executed, and delivered by Paradigm by all necessary corporate action and constitutes the valid and binding obligation of Paradigm in accordance with its respective terms, subject to the same limitation as provided in Section 8.1(d)(vii);

          (iii) the execution, delivery, and performance of this Agreement, the Plan of Merger and the Escrow Agreement and the consummation of the transactions contemplated thereby will not result in any violation of any of the terms or provisions of the charter or bylaws of Paradigm or, to our knowledge, any loan or credit agreement, indenture, mortgage, note, or other agreement due to Paradigm or to which

     Paradigm is a party or by which it or any of its properties or assets is or may be bound;

          (iv) the shares of Paradigm Common and options to purchase shares of Paradigm Common to be issued in the Merger are duly authorized, validly issued, fully paid and nonassessable;

          (v) no authorization, consent, or approval of, or registration or filing with, any governmental or public body or authority of the United States, or of any jurisdiction thereof or therein, is required on the part of Paradigm for the performance of this Agreement, the Plan of Merger and the Escrow Agreement and the consummation of the transaction contemplated thereby, except such as have been obtained;

          (vi) to the knowledge of such counsel, there are no pending legal proceedings material to Paradigm known to such counsel to which Paradigm is a party or of which the property of Paradigm is the subject; and

          (vii) there are no actions or proceedings seeking to prevent or enjoin the transactions contemplated by this Agreement, the Plan of Merger and the Escrow Agreement known to such counsel to be pending or threatened.

     In giving such opinion, such counsel may rely upon opinions of other counsel satisfactory to it and, as to matters of fact, upon certificates of officers of Paradigm, provided that such counsel shall state that it believes it is justified in relying upon such certificates and shall deliver copies thereof to Dicon contemporaneously with its opinion.

          (c) Compliance and Representations Correct. All of the covenants and obligations contained in this Agreement to be complied with and performed by Paradigm at or before the Closing Date shall have been complied with and performed in all respects, and the representations and warranties made by Paradigm in this Agreement shall be correct in all material respects, at and as of the Closing Date, with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except for changes contemplated by this Agreement. Paradigm shall have delivered to Dicon a certificate, dated the Closing Date and signed by an officer of Paradigm, evidencing compliance with the provisions of this
     Section 8.2.

          (d) Litigation. There shall not have been instituted any action or proceeding before any court or governmental agency or other regulatory or administrative agency or commission, by any governmental or other regulatory or administrative agency or commission or any private person challenging any of the transactions contemplated hereby or otherwise directly or indirectly relating to the transactions contemplated hereby.

          (e) Governmental Action. There shall not have been any action taken by any court, government, or governmental agency, domestic or foreign, rendering any party to this Agreement or the Plan of Merger unable to consummate the transactions contemplated hereby or thereby or otherwise making such transaction illegal.

          (f) Terms of Merger. The terms and provisions of the Merger between Paradigm and Dicon shall be substantially in accordance with those set forth in the Plan of Merger, which is attached hereto as Annex I and is hereby made a part of this Agreement.

          (g) Legal Matters. All actions, proceedings, instruments, and documents required to carry out this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and all other related legal matters shall be in all material respects to the reasonable satisfaction of counsel for Dicon.

          (h) Doctrine of Equivalence. Paradigm shall have achieved a doctrine of equivalence for its Photon technology on the basis of an opinion or other documentation reasonably satisfactory to Dicon.

          (i) Material Adverse Changes. Dicon shall not have become aware after the date hereof of any facts which have a material adverse effect with respect to the assets, liabilities, financial condition, or results of operations of Paradigm.

          (j) Receipt of Certain Documents. Paradigm shall have made available to Dicon on or before the Closing Date the following items:

          (i) A copy of the resolutions of the Board of Directors of Paradigm adopting and approving this Agreement and authorizing the transactions contemplated hereby and thereby, certified by the secretary or an assistant secretary of Paradigm;

          (ii) One or more certificates of the appropriate secretary of state (or other government official) as of a recent date showing Paradigm to be validly existing and in good standing;

          (iii) Such other documents as shall be reasonably requested by Dicon.

          (k) Registration Rights Agreement. Paradigm and the shareholders of Dicon Common shall have executed a Registration Rights Agreement (the "Registration Rights Agreement"), in the form attached as Annex IV, granting such shareholders certain registration rights beginning five months after the Effective Time of the Merger, with respect to shares of Paradigm Common received pursuant to this Agreement.


ARTICLE 9

ACCESS TO INFORMATION

     9.1 Pre-Closing Access by Dicon. Dicon shall give Paradigm's representatives, agents, consultants, accountants, and attorneys full access as set forth in Section 5.17. Paradigm agrees that it will hold in strict confidence all documents and information concerning Dicon so furnished (except that such documents and information may be disclosed to Paradigm's independent accountants and counsel in like confidence and to any governmental authority reviewing the transactions contemplated by this Agreement), and, if the transactions contemplated by this Agreement shall not be consummated, such confidence shall be maintained (except to the extent that such information was previously known to Paradigm or any of its affiliates, in the public domain or later acquired by Paradigm or any of its affiliates from other legitimate sources or thereafter through no fault of Paradigm becomes information generally available to the public) and upon written request from Dicon all such documents shall immediately thereafter be returned to the party which furnished the particular document to Paradigm.

     9.2 Access to Accountant's Records by Dicon. Dicon shall direct its independent accountants to grant access to all documents in their possession concerning Dicon, including its working papers, to representatives of Paradigm, at the expense (if any) of Paradigm, and the confidentiality provision set forth in Section 9. 1 shall apply equally to all such documents.

     9.3 Post-Merger Access by Dicon. After the Effective Time of the Merger, Paradigm agrees that it shall cause Dicon to give those persons who were Dicon's officers, directors, attorneys, and accountants immediately prior to the Closing reasonable access to the records of Dicon in connection with any litigation that may arise under this Agreement or any requirements of law or government regulations which may be applicable.

     9.4 Pre-Closing Access by Paradigm. Paradigm shall give Dicon's representatives, agents, consultants, accountants, and attorneys full access as set forth in Section 6.9. Dicon agrees that it will hold in strict confidence all documents and information concerning Paradigm so furnished (except that such documents and information may be disclosed to Dicon's independent accountants and counsel in like confidence and to any governmental authority reviewing the transactions contemplated by this Agreement), and, if the transactions contemplated by this Agreement shall not be consummated, such confidence shall be maintained (except to the extent that such information was previously known to Dicon or any of its affiliates, in the public domain or later acquired by Dicon or any of its affiliates from other legitimate sources or thereafter through no fault of Dicon becomes information generally available to the public) and upon written request from Paradigm all such documents shall immediately thereafter be returned to the party which

     9.5 Access to Accountant's Records by Paradigm shall direct its independent accountants to grant access to all documents in their possession concerning Dicon, including its working papers, to representatives of Dicon, at the expense (if any) of Dicon, and the confidentiality provision set forth in
     Section 9.4 shall apply equally to all such documents.


ARTICLE 10

INDEMNIFICATION

     10.1 Indemnification by Dicon. Dicon hereby agrees to indemnify and hold harmless Paradigm against and in respect of any direct out-of-pocket loss, damage, or expense arising out of:

          (a) Any claim, liability, or obligation suffered or incurred by Paradigm resulting from or arising out of any misrepresentation, breach, or non-fulfillment of any representation, warranty, covenant, or agreement on the part of Dicon contained in this Agreement; and

          (b) All actions, suits, investigations, proceedings, demands, assessments, judgments, reasonable attorney's fees, direct out-of-pocket costs and expenses incident to the foregoing, including (but not limited to) any audit or investigation by any governmental entity.

     10.2 Indemnification by Paradigm. Paradigm hereby agrees to indemnify and hold harmless Dicon against and in respect of any direct out-of-pocket loss, damage, or expense


4 1

          (a) Any claim, liability, or obligation suffered or incurred by Dicon resulting from or arising out of any misrepresentation, breach, or non-fulfillment or any representation, warranty, covenant, or agreement on the part of Paradigm contained in this Agreement; and

          (b) All actions, suits, investigations, proceedings, demands, assessments, judgments, reasonable attorney's fees, direct out-of-pocket costs, and expenses incident to the foregoing, including (but not limited.
     to) any audit or investigation by any governmental entity.

     10.3 Survival of Obligation to Indemnify. The mutual indemnification obligations of Paradigm and Dicon shall survive until twelve (12) months after the Effective Time of the Merger (the "Indemnification Period"), and shall continue thereafter only with respect to a claim, liability or obligation for which the party seeking indemnity hereunder shall have given the other party an Indemnification Notice as provided herein at least ten
     (10) days prior to the expiration of the Indemnification Period. After the Effective Time of the Merger, the holders of Dicon Common, pro rata in accordance with their ownership of Dicon Common as of the Effective Time of the Merger, shall succeed to Dicon's indemnification rights and obligations under this Article 10; provided, however, that the maximum aggregate amount for which any shareholder of Dicon Common is required to indemnify Paradigm pursuant to this Article 10 shall not exceed such shareholder's Pro Rata
     Indemnification  Obligation (as defined below).  A  shareholder's  Pro Rata
     Indemnification Obligation shall be determined by multiplying (x)the Indemnity Amount (as defined in Section 10.6) by (y) the quotient of (A) the number of shares of Paradigm Common paid to such shareholder hereunder, divided by (B) the total number of shares of Paradigm Common paid to shareholders of Dicon Common hereunder as part of the Merger Consideration.

     10.4 Notice and Procedure. Either party claiming indemnity hereunder (hereinafter referred to as the "Indemnified Party") shall give the party against whom indemnity is sought (hereinafter referred to as the "Indemnifying Party") prompt written notice (the "Indemnification Notice") after obtaining knowledge of any claim or the existence of facts as to which recovery may be sought against the Indemnifying Party because of the indemnity provisions set forth in this Article 10. The Indemnification Notice shall specify the basis for such indemnification claim, shall include the amount of such claim if known, and shall be supported by relevant information and documentation with respect thereto. If the Indemnifying Party does not object in writing to such indemnification claim within thirty (30) business days of receiving such Indemnification Notice, the Indemnified Party shall be entitled to recover promptly from the Indemnifying Party the amount of such claim and no later objection by the Indemnifying Party shall be permitted. In the event that the Indemnifying Party shall have timely objected in writing in whole or in part to any

     Indemnification Notice, the Indemnifying Party and the Indemnified Party shall privately attempt to resolve or compromise the claim. If the Indemnifying Party and the Indemnified Party shall have failed to resolve or compromise or agree to postpone resolution of the claim within a period of thirty (30) days from the date the Indemnifying Party shall have objected in writing, the Indemnified Party shall be free to seek a legal remedy.

     10.5 Third Party Claims. If a claim for indemnity arises in connection with a claim made by a third party (a "Third Party Claim"), the Indemnifying Party shall have the right, at any time after receipt of an Indemnification Notice, with respect to such Third Party Claim to assume the defense (which assumption may be made under a reservation of rights) and to control the settlement and compromise of such action or claim at its sole expense. The Indemnified Party shall cooperate in such defense as reasonably necessary to enable the Indemnifying Party to conduct its defense, including providing the Indemnifying Party with reasonable access to such records as may be relevant to its defense. The Indemnifying Party shall be entitled to settle any such Third Party Claim without the prior written consent of the Indemnified Party provided that the Indemnifying Party provides the Indemnified Party with reasonable assurances that the Indemnified Party will be fully indemnified by the Indemnifying Party in connection with any such Third Party Claim. The Indemnified Party shall be entitled to retain its own counsel at its own expense in connection with any Third Party Claim that the Indemnifying Party has elected to defend. If the Indemnifying Party elects not to conduct the defense of a Third Party Claim, the Indemnified Party may defend and/or settle such Third Party Claim; provided, however, that the Indemnifying Party shall not be liable for any costs, damages, or expenses arising out of any settlement effected without its prior written consent, which consent shall not be unreasonably withheld. The Indemnified Party and the Indemnifying Party agree to keep each other reasonably informed as to the progress of any matter that is the subject of a Third Party Claim . The Indemnified Party further agrees to take any and all reasonable steps, including (without limitation) those steps reasonably requested by the Indemnifying Party, to mitigate any losses, damages, or expenses with respect to any Third Party Claim under this Agreement and to cooperate with the defense thereof. In the event it is ultimately determined that the Indemnified Party was not entitled to indemnification for a Third Party Claim, and the Indemnifying Party has nonetheless assumed the defense of such asserted liability, then the Indemnified Party shall, at such time as it is ultimately determined that the Indemnified Party was not entitled to indemnification, reimburse the Indemnifying Party for the reasonable costs and expenses, including reasonable attorney's fees, incurred by the Indemnified Party in connection with such assumption.

     10.6 Limitation on Indemnification Obligations. Except as provided in the last clause of this sentence, an Indemnified Party shall not be entitled to recover any indemnification obligation pursuant to this Article 10 unless and until the total indemnification obligations for which such Indemnified Party could seek recovery hereunder exceeds the sum of Twenty-Five Thousand Dollars ($25,000) in the aggregate (the "Threshold Amount"). In the event such aggregate indemnification obligations exceed the Threshold Amount, such Indemnified Party shall be entitled to recover only the amount by which such aggregate indemnification obligations exceed the Threshold Amount. In no event may an Indemnified Party be entitled to recover an indemnification obligation under this Article 10 in excess of Five Hundred Thousand Dollars ($500,000) (the "Indemnity Amount"). Notwithstanding anything to the contrary contained herein, any indemnification payments made to Paradigm pursuant to this Article 10 shall be net of related tax effects and net of insurance proceeds received or to be received by Paradigm on account of such indemnification claim.

     10.7 Indemnification as Exclusive Remedy. Indemnification pursuant to the provisions of this Article 11 shall be the sole and exclusive remedy of the parties hereto for any misrepresentation or breach of any warranty, covenant, or agreement contained in this Agreement or in any closing document executed and delivered pursuant to the provisions hereof, or any other claim arising out of the transactions contemplated by this Agreement.

     10.8 No Consequential Damages. With respect to any claim for indemnity under this Agreement or any dispute among the Parties arising out of this Agreement, no party shall be entitled to recover from any other party any consequential damages, except that such limitation shall not apply in the case of intentional misrepresentation or fraud on the part of a party.


ARTICLE 11

MISCELLANEOUS

     11.1 Termination, Expenses. This Agreement, the Plan of Merger, and the transactions contemplated by this Agreement and the Plan of Merger may be terminated at any time, whether before or after action by the shareholders of Dicon as contemplated by Section 5.16:

          (a) by action of the Board of Directors of Paradigm in the event of a failure of a condition set forth in Section 8. 1 ;

          (b) by action of the Board of Directors of Dicon in the event of a failure of a condition set forth in Section 8.2 ;

          (c) by action of the Board of Directors of Paradigm or Dicon if the Closing shall not occur on or prior to May 31, 2000, provided that the terminating party is not then in default under the terms of this Agreement.

          (d) by mutual agreement of the Boards of Directors of Paradigm and Dicon; or

          (e) by action of the Board of Directors of Dicon, if Paradigm has not achieved a doctrine of equivalence for its Photon technology on before May 31, 2000.

     If termination shall occur as permitted herein, each party will pay its own expenses incurred in connection with the proposed merger at the time of termination. If for any reason Paradigm takes action to terminate this Agreement pursuant to Section 11.1(a) hereof, or Dicon takes action to terminate this Agreement pursuant to Section 11.1(e) hereof, then Paradigm shall pay liquidated damages in the amount of $100,000 to Dicon representing reasonable costs and expenses incurred by Dicon in connection with the proposed merger at the time of termination.

     11.2 Rights of Third Parties. This Agreement has been negotiated by and among the Parties, and no other person shall have any rights or obligations hereunder. Neither Dicon nor Paradigm may assign this Agreement or any interest hereunder, and any such attempted assignment not in compliance herewith shall be null and void, except that Paradigm may assign this Agreement to a wholly- owned subsidiary, provided that any such assignment shall not relieve Paradigm of its obligations hereunder. Except as otherwise provided herein, this Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns.

     11.3 Survival of Representations and Warranties, Indemnities. The representations, warranties, covenants, and agreements of Dicon and Paradigm contained in this Agreement and in any instrument delivered hereunder shall survive for the period of their obligation to indemnify, as set forth in Section 10.3.

     11.4 Prior Agreements; Modifications. This Agreement the Plan of Merger, the Escrow Agreement and the Registration Rights Agreement constitute the entire agreement between the parties with respect to the subject matter hereof, and shall supersede all prior agreements, documents, or other instruments with respect to the matters covered hereby. This Agreement may be amended by an instrument in writing signed by each of Dicon and Paradigm ; provided, however, that no such amendment entered into without the written consent of the shareholders of Dicon may decrease the Merger Consideration.

     11.5 Captions and Table of Contents. The captions and table of contents in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

     11.6 Governing Law . The terms of this Agreement shall be governed by, and interpreted and construed in accordance with the provisions of, the laws of the State of Delaware without regard to its conflicts of law principles.

     11.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall constitute an original copy hereof.

     11.8 Severability. If any clause, provision, or section of this Agreement is ruled illegal, invalid, or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision, or section shall not affect any of the remaining provisions hereof.

     11.9 Notices. Any notice, request, instruction, or other document to be given hereunder shall be in writing and shall be transmitted by certified or registered mail, postage prepaid, by reputable express courier, or by facsimile transmission. The addresses or facsimile telephone numbers to which such communications shall be sent are as follows:

If to Dicon:

10373 Roselle Street
San Diego, California 92121
Attention: Mark R. Miehle, President and
Chief Executive Officer
Facsimile Number:

With a copy to:

Luce, Forward, Hamilton & Scripps LLP
600 West Broadway, Suite 2600
San Diego, California 92101
Attention: Dennis J. Doucette, Esq.
Facsimile Number: (619) 232-8311

If to Paradigm:

2355 South 1070 West
Salt Lake City, Utah 84119
Attention: Thomas F. Motter, President and
 Chief Executive Officer
Facsimile Number: (801) 977-8973

With a copy to:

Mackey, Price & Williams
170 South Main Street, Suite 900
Salt Lake City, Utah 84101-1655
Attention: Randall A. Mackey, Esq.
Facsimile Number: (801) 575-5006

If to the Disbursing Agent:

Mackey, Price & Williams
170 South Main Street, Suite 900
Salt Lake City, Utah 84101-1655
Attention: Randall A. Mackey, Esq.
Facsimile Number: (801) 575-5006

or to such other address or facsimile telephone number as any party may from time to time designate to the others in writing.

     11.10 Waiver. The accuracy of any representation or warranty, the performance of any covenant or agreement or the fulfillment of any condition of this Agreement by Dicon, Subsidiary or Paradigm may be expressly waived only in writing by the other parties. Any waiver hereunder shall be effective only in the specific instance and for the purpose for which given. No failure or delay on the part of Dicon, Subsidiary or Paradigm in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies expressly specified in this Agreement are cumulative and are not exclusive of any rights or remedies which either party would


     11.11 Definition o For the purposes of this Agreement, the knowledge of Dicon shall be deemed to be limited to the actual knowledge of the individuals identified on Schedule 11.11 delivered to Paradigm.

     11.12 Definition of Paradigm's Knowledge. For the purposes of this Agreement, the knowledge of Paradigm shall be deemed to be limited to the actual knowledge of the individuals identified on Schedule 11.12 delivered to Paradigm.

     11.13 Attorney's Fees. In the event any party hereto institutes litigation to enforce its rights or remedies under this Agreement, the party prevailing in such litigation shall be entitled to receive an award from the non-prevailing party of the prevailing party's reasonable attorney's fees and costs incurred in connection with such litigation. The foregoing shall include reasonable attorney's fees and costs incurred at trial, on any appeal and in any proceeding in bankruptcy.

     11.14 Consent to Jurisdiction. Each of the Parties irrevocably consents to the non- exclusive jurisdiction of the courts of the State of Utah located in the County of Salt Lake, and of the United States District Court for the Central District of Utah for purposes of any suit, action, or proceeding relating to this Agreement or the Plan of Merger (a "Related Proceeding") and irrevocably waives, to the fullest extent it may effectively do so, (i) any objection it may have to the laying of venue of any Related Proceeding in any such court, and (ii) the defense of an inconvenient forum to the maintenance of any Related Proceeding in any such court.

     11.15 Cross References. Unless additional information is provided or the content clearly requires otherwise, references to a specified Article or Section shall be construed to mean a reference to the specified Article or Section of this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto, intending to be legally bound hereby, has duly executed this Agreement as of the date first written above.


VISMED, INC., d/b/a DICON


By:

Mark R. Miehle, President and
and Chief Executive Officer


PARADIGM MEDICAL INDUSTRIES, INC.


By:________________________________

Thomas F. Motter, President and
Chief Executive Officer


PARADIGM SUBSIDIARY, INC.


By:

Thomas F. Motter, President and
Chief Executive Officer